Filed Pursuant to Rule 424(b)(5)
Registration No. 333-197771

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED AUGUST 20, 2015

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 31, 2014)

$

First Financial Bancorp.

    % Subordinated Notes due 2025

First Financial Bancorp. is offering $            aggregate principal amount of      % subordinated notes due 2025, which we refer to as the subordinated notes. The subordinated notes will bear interest at the fixed rate of      % per annum. We will pay interest on the subordinated notes on      and      of each year, beginning on            , 2016. The subordinated notes will be offered in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The subordinated notes will mature on            , 2025, and are not redeemable by us or callable by the holders of the subordinated notes prior to maturity.

There will be no sinking fund for the subordinated notes. The subordinated notes will be unsecured obligations solely of First Financial Bancorp. and will not be obligations of, and will not be guaranteed by, any of First Financial Bancorp.’s subsidiaries. Holders of subordinated notes may not accelerate the maturity of the subordinated notes, except upon our or our principal subsidiary bank’s bankruptcy, insolvency, liquidation, receivership or similar event.

The subordinated notes will be our subordinated unsecured obligations and will be subordinated in right of payment to all of our existing and future senior indebtedness, including general creditors other than holders of our trade accounts payable incurred in the ordinary course, and effectively subordinated to all of our existing and future secured indebtedness. The subordinated notes will rank equal in right of payment with all of our existing and future subordinated indebtedness. The subordinated notes will be structurally subordinated to all existing and future liabilities of our subsidiaries. For a more detailed description of the subordinated notes, see “Description of the Notes.”

The subordinated notes are a new issue of securities with no established trading market. We do not intend to list the subordinated notes on any securities exchange or include the subordinated notes in any automated quotation system. RBC Capital Markets intends to make a market in the subordinated notes, but has no obligation to do so, and may discontinue any market-making in the subordinated notes at any time without notice.

The subordinated notes are not deposits and are not insured by the Federal Deposit Insurance Corporation, or FDIC, or any other governmental agency. The subordinated notes are ineligible as collateral for a loan or extension of credit from First Financial Bancorp. or any of its subsidiaries.

Investing in the subordinated notes involves risks. See the “Risk Factors” section on page S-8 of this prospectus supplement, as well as the risk factors disclosed in our periodic reports filed with the Securities and Exchange Commission, or SEC, for a discussion of certain risks that you should consider in connection with an investment in the subordinated notes.

	Price to Public(1)		Underwriting Discounts		Proceeds to Us Before Expenses(1)
Per Subordinated Note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2015.

The underwriter expects to deliver the subordinated notes to investors through the book-entry facilities of The Depository Trust Company on or about            , 2015.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

RBC Capital Markets

The date of this prospectus supplement is            , 2015.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus describes more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both the prospectus supplement and the accompanying prospectus combined. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, together with any free writing prospectus or other offering material used in connection with this offering. Neither we nor the underwriter take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not, and the underwriter has not, authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of such documents or as of the dates specified for such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, references to “First Financial,” the “Company,” “we,” “our” and “us” and similar terms mean First Financial Bancorp. and its subsidiaries.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an internet site that contains reports, proxy and information statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, covering the securities described in this prospectus supplement and the accompanying prospectus. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference in the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC’s website or the SEC’s Public Reference Room.

Our internet website address is www.bankatfirst.com. We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The contents of our website are not part of this prospectus supplement, and the reference to our website does not constitute incorporation by reference in this prospectus supplement of the information contained at that site.

S-iii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement the information in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The following documents that we have filed with the SEC are incorporated by reference in, and considered a part of, this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including the portions of our 2014 Annual Report incorporated therein by reference;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015;
•	our Current Reports on Form 8-K filed on March 16, 2015, May 28, 2015, July 24, 2015, July 29, 2015, August 3, 2015 and August 17, 2015; and
•	our definitive proxy statement on Schedule 14A with respect to our Annual Meeting of Shareholders held on May 26, 2015.

We are also incorporating by reference in this prospectus supplement all other documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination or completion of any offering of subordinated notes under this prospectus supplement.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference in this prospectus supplement (other than exhibits to those documents unless they are specifically incorporated by reference in those documents). Requests should be directed to:

First Financial Bancorp.
255 East Fifth Street
Suite 2900
Cincinnati, Ohio 45202
Telephone: (877) 322-9530
Attention: Investor Relations

S-iv

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may contain “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our future business, financial condition, liquidity, cash flows and results of operations. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events. Words and phrases such as “believe,” “expect,” “anticipate,” “estimate,” “may,” “could,” “intend,” “plan,” “foresee,” “likely,” “will,” “should,” variations of such words and phrases and similar expressions are intended to identify forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make or incorporate by reference herein are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, but not limited to, those referred to below:

•	our ability to raise capital, if needed, on terms acceptable to us, or at all;
•	management’s ability to effectively execute its business plan;
•	the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may deteriorate resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;
•	U.S. fiscal debt and budget matters;
•	the ability of financial institutions to access sources of liquidity at reasonable costs;
•	the effects of volatility in the financial markets, domestic and foreign, and the effectiveness of domestic and international governmental actions taken in response, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and the availability of credit specifically, and the U.S. and international economies;
•	the effect of and changes in policies and laws or regulatory agencies (notably the Dodd-Frank Wall Street Reform and Consumer Protection Act, the new capital and other rules promulgated by federal banking regulators and the FDIC deposit insurance rules);
•	the effect of the current low interest rate environment or changes in interest rates on our net interest margin and our loan originations and securities holdings;
•	our ability to keep up with technological changes, including changes needed to meet customer preferences;
•	failure or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers;
•	our ability to comply with the terms of loss sharing agreements with the FDIC;
•	the expiration of loss sharing agreements with the FDIC;
•	mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations, may be greater than expected;
•	the risk that exploring merger and acquisition opportunities may detract from management’s time and ability to successfully manage our business;
•	expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;
•	our ability to increase market share and control expenses;
•	the effect of changes in accounting policies and practices, as may be adopted by the bank regulatory agencies as well as the Financial Accounting Standards Board and the SEC;

S-v

•	adverse changes in the creditworthiness of our borrowers and lessees, collateral values, the value of investment securities and asset recovery values, including the value of the FDIC indemnification asset and related assets covered by FDIC loss sharing agreements;
•	adverse changes in the securities, debt and/or derivatives markets;
•	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;
•	monetary and fiscal policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve, and the fiscal policies of the U.S. government and other governmental initiatives affecting the financial services industry;
•	unpredictable natural or other disasters could have an adverse effect on us in that such events could materially disrupt our operations or our vendors’ operations or the willingness of our customers to access the financial services we offer;
•	our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

The factors identified in this section are not intended to represent a complete list of all the factors that could adversely affect our business, operating results, financial condition or cash flows. Other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our business, operating results, financial condition or cash flows, and the factors we have identified could affect us to a greater extent than we currently anticipate. Many of the important factors that will determine our future financial performance and financial condition are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date they are made. See “Risk Factors” below and in our Annual Report on Form 10-K incorporated by reference into this prospectus supplement for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Except as required by applicable law or the rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings and reports with the SEC should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

S-vi

SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference and does not contain all the information you should consider in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus or other offering material and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You should give particular consideration to the “Risk Factors” sections of this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2014 to determine whether an investment in the subordinated notes is appropriate for you. In addition, certain statements in this “Summary” section include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”

About First Financial Bancorp.

First Financial Bancorp. is a bank holding company formed in 1982 under the laws of the State of Ohio and registered under the Bank Holding Company Act of 1956, as amended. First Financial is a mid-sized, regional bank holding company headquartered in Cincinnati, Ohio and operating primarily in Ohio, Indiana and Kentucky. First Financial engages in the business of commercial banking and other banking and banking-related activities through its oldest wholly-owned subsidiary, First Financial Bank, which was founded in 1863.

First Financial, through First Financial Bank and its other subsidiaries, provides banking and financial services products through four lines of business: commercial, consumer, wealth management and mortgage. The commercial, consumer and mortgage business lines provide credit-based products, deposit accounts, retail brokerage, corporate cash management support and other services to commercial and consumer clients. First Financial Bank also provides specialty lending products, primarily equipment and leasehold improvement financing, for select concepts and franchisees in the quick service and casual dining restaurant sector throughout the United States. First Financial Wealth Management provides wealth planning, portfolio management, trust and retirement plan services and had approximately $2.4 billion in assets under management as of June 30, 2015.

As of June 30, 2015, First Financial had approximately $7.4 billion in total assets, $4.9 billion in loans, $5.7 billion in deposits and $802 million in shareholders’ equity, and First Financial Bank had 106 banking centers (61 in Ohio, 41 in Indiana and 4 in Kentucky) and 131 ATM centers (73 in Ohio, 54 in Indiana and 4 in Kentucky). First Financial and its subsidiaries had 1,456 employees at June 30, 2015.

Our principal executive offices are located at 255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202, and our telephone number is (877) 322-9530. Our common shares are traded on The NASDAQ Global Select Stock Market under the symbol “FFBC.” We maintain a website at www.bankatfirst.com where general information about us is available. The information on our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

Recent Developments

On August 14, 2015, OSF II Corporation, a wholly-owned subsidiary of First Financial Bank, merged with and into Oak Street Holdings Corporation, or Oak Street, and Oak Street became a wholly-owned subsidiary of First Financial Bank. First Financial Bank paid $110 million in total merger consideration to the shareholders of Oak Street in cash at the closing of the merger.

Headquartered in Indianapolis, Indiana, Oak Street offers commission-based commercial financing for insurance professionals secured by commissions and cash collateral and third-party loan servicing for financial institutions nationwide. Oak Street utilizes its industry knowledge, proprietary technology and partner relationships to deliver superior service and financial products to insurance and finance professionals. As of June 30, 2015, Oak Street had total assets of $241.7 million and total loans of $238.0 million. We believe that Oak Street’s specialty lending platform will provide a strategic complement to First Financial’s existing commercial and nationwide franchise lending businesses.

The Offering

The summary below sets forth some of the principal terms of the subordinated notes and is not intended to be complete. It may not contain all of the information that may be important to you in deciding whether to invest in the subordinated notes. For a more complete discussion of the subordinated notes, please refer to the “Description of the Notes” section in this prospectus supplement and the “Description of Debt Securities” section in the accompanying prospectus. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, before making an investment decision. For purposes of this section, references to “First Financial,” “we,” “us” or “our” include only First Financial Bancorp. and not any of its subsidiaries.

Issuer
First Financial Bancorp.
Subordinated Notes Offered
$ aggregate principal amount of % subordinated notes due 2025.
Maturity Date
The notes will mature on , 2025.
Interest
% per year.
Interest Payment Dates
We will pay interest on the subordinated notes semi-annually on and of each year, commencing , 2016.
Record Dates
and , each year.
No Guarantees
The subordinated notes will not be guaranteed by any of our subsidiaries. As a result, the subordinated notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”
Ranking
The subordinated notes will be subordinated unsecured obligations of First Financial and:

•

will be subordinated in right of payment to all of our existing and future senior indebtedness, including general creditors other than holders of our trade accounts payable incurred in the ordinary course;

• will be effectively subordinated to all of our existing and future secured indebtedness;
• will rank equal in right of payment with all of our existing and future subordinated indebtedness; and
• will be structurally subordinated to all existing and future liabilities of our subsidiaries.
As of June 30, 2015:
• we had senior indebtedness of approximately $757.1 million, and had no outstanding subordinated indebtedness;
• our subsidiaries, including First Financial Bank, had total deposits and other liabilities of approximately $6.6 billion; and
• we had total liabilities (including deposits) of approximately $6.6 billion.
The indenture governing the subordinated notes, or the subordinated notes indenture, does not restrict us or our subsidiaries from incurring additional indebtedness or other liabilities, including secured indebtedness.

Sinking Fund
None.
Form and Denomination
The subordinated notes will be issued in book-entry form through the facilities of The Depository Trust Company and will be represented by one or more notes in registered global form. The subordinated notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Use of Proceeds
We estimate that the net proceeds from the sale of the subordinated notes offered hereby, after deducting the underwriting discounts and certain offering expenses, will be approximately $ million. We intend to use the net proceeds from the sale of the subordinated notes for general corporate purposes. See “Use of Proceeds.”
Redemption
We may not call or redeem the subordinated notes prior to maturity. Holders of the subordinated notes have no right to cause the subordinated notes to be called or redeemed prior to maturity.
Future Issuances
The subordinated notes initially will be limited to an aggregate principal amount of $ . We may, from time to time, without notice to or consent of the noteholders, increase the aggregate principal amount of the subordinated notes of this series outstanding by issuing additional subordinated notes in the future with the same terms as the subordinated notes, except for the issue date and offering price, and such additional subordinated notes shall be consolidated with the subordinated notes issued in this offering and form a single series of subordinated notes.
No Public Market
The subordinated notes are a new issue of securities for which there is currently no established trading market. We do not intend to apply for a listing of the subordinated notes on any national securities exchange or include the subordinated notes in any automated quotation system. Although the underwriter has informed us that it intends to make a market in the subordinated notes, it is not obligated to do so, and may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the subordinated notes will develop or be maintained.
Regulatory Capital
The subordinated notes will be treated as Tier 2 capital for regulatory purposes.
Certain U.S. Federal Income Tax Considerations
The subordinated notes will be treated as debt for U.S. federal income tax purposes. Holders are encouraged to consult their tax advisors as to the U.S. federal, state, local or other tax consequences of acquiring, owning and disposing of the subordinated notes in light of their own particular circumstances. See “Certain U.S. Federal Income Tax Considerations.”
Trustee, Transfer Agent and Paying Agent
Wells Fargo Bank, National Association.

Risk Factors
An investment in the subordinated notes involves risks. See the “Risk Factors” section beginning on page S-8 of this prospectus supplement, as well as the risk factors disclosed in the accompanying prospectus and the documents incorporated by reference, for a discussion of factors you should carefully consider before deciding to invest in the subordinated notes.

Ratios of Earnings to Fixed Charges

Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges:
Excluding interest on deposits	48.18	28.60	31.84	19.56	36.00	26.37	10.52
Including interest on deposits	6.13	6.37	5.94	5.00	4.76	3.34	2.35

For the purpose of computing the ratios of earnings to fixed charges, earnings consist of consolidated income before income tax expense and fixed charges. Fixed charges exclude interest on uncertain tax positions, which is classified with income tax expense in the consolidated financial statements.

Selected Consolidated Historical Financial Data

The selected consolidated financial data as of and for the years ended December 31, 2014, 2013 and 2012 has been derived from First Financial’s audited consolidated financial statements and the related notes incorporated by reference into this prospectus supplement. The selected consolidated financial data as of and for the six months ended June 30, 2015 and June 30, 2014 has been derived from First Financial’s unaudited consolidated financial statements and the related notes incorporated by reference into this prospectus supplement. In the opinion of First Financial’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates. Information as of and for the six months ended June 30, 2015 and 2014 are not necessarily indicative of results for any future periods. You should read this information in conjunction with First Financial’s consolidated financial statements and related notes included in First Financial’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, which are incorporated herein by reference and from which this information is derived, along with the other information incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

	Six Months Ended June 30, (unaudited)		Years Ended December 31,
(Dollars in thousands, except per share data)	2015	2014	2014	2013	2012
Summary of operations
Interest income	$127,852	$117,715	$247,859	$245,208	$280,930
Tax equivalent adjustment(1)	1,971	1,460	3,224	2,142	1,055
Interest income tax equivalent(1)	129,823	119,175	251,083	247,350	281,985
Interest expense	10,592	8,592	19,234	16,888	27,589
Net interest income tax equivalent(1)	$119,231	$110,583	$231,849	$230,462	$254,396
Interest income	$127,852	$117,715	$247,859	$245,208	$280,930
Interest expense	10,592	8,592	19,234	16,888	27,589
Net interest income	117,260	109,123	228,625	228,320	253,341
Provision for loan and lease losses	5,130	(1,417)	1,528	8,909	50,020
Noninterest income	39,028	30,512	63,965	73,647	122,421
Noninterest expenses	96,854	94,953	196,034	225,475	221,997
Income before income taxes	54,304	46,099	95,028	67,583	103,745
Income tax expense	17,734	15,042	30,028	19,234	36,442
Net income	36,570	31,057	65,000	48,349	67,303
Income available to common shareholders	$36,570	$31,057	$65,000	$48,349	$67,303
Per share data
Earnings per common share
Basic	$0.60	$0.54	$1.11	$0.84	$1.16
Diluted	$0.59	$0.54	$1.09	$0.83	$1.14
Cash dividends declared per common share	$0.32	$0.30	$0.61	$0.94	$1.18
Average common shares outstanding – basic (in thousands)	61,065	57,147	58,663	57,270	57,877
Average common shares outstanding – diluted (in thousands)	61,824	57,890	59,393	58,073	58,869

	Six Months Ended June 30, (unaudited)		Years Ended December 31,
(Dollars in thousands, except per share data)	2015	2014	2014	2013	2012
Selected period-end balances
Total assets	$7,383,372	$6,545,744	$7,217,821	$6,417,213	$6,497,048
Earning assets	6,736,478	5,955,884	6,594,626	5,840,849	5,961,727
Investment securities(2)	1,801,188	1,844,857	1,761,090	1,798,300	1,874,343
Total loans and leases	4,852,774	4,028,262	4,777,235	3,963,514	3,927,180
FDIC indemnification asset	20,338	30,420	22,666	45,091	119,607
Interest-bearing demand deposits	1,175,219	1,105,031	1,225,378	1,125,723	1,160,815
Savings deposits	1,947,566	1,656,798	1,889,473	1,612,005	1,623,614
Time deposits	1,262,881	973,100	1,255,364	952,327	1,068,637
Noninterest-bearing demand deposits	1,330,149	1,140,198	1,285,527	1,147,452	1,102,774
Total deposits	5,715,815	4,875,127	5,655,742	4,837,507	4,955,840
Short-term borrowings	710,049	814,313	661,392	748,749	624,570
Long-term debt	47,084	59,693	48,241	60,780	75,202
Shareholders’ equity	802,383	705,831	784,077	682,161	710,425
Select Financial Ratios
Average loans to average deposits(3)	83.75%	82.09%	83.20%	82.12%	75.66%
Net charge-offs to average loans and leases	0.22%	0.35%	0.27%	0.99%	1.34%
Average shareholders’ equity to average total assets	11.00%	10.74%	10.75%	11.17%	11.30%
Average common shareholders’ equity to average total assets	11.00%	10.74%	10.75%	11.17%	11.30%
Return on average assets	1.02%	0.97%	0.96%	0.77%	1.07%
Return on average common equity	9.28%	9.07%	8.94%	6.89%	9.43%
Return on average equity	9.28%	9.07%	8.94%	6.89%	9.43%
Net interest margin	3.58%	3.76%	3.71%	3.97%	4.37%
Net interest margin (tax equivalent basis)(1)	3.64%	3.81%	3.76%	4.01%	4.39%
Dividend payout	53.43%	55.20%	54.95%	111.90%	101.72%

(1)	Tax equivalent basis was calculated using a 35.00% tax rate in all years presented.
(2)	Includes investment securities held-to-maturity, investment securities available-for-sale and other investments.
(3)	Includes covered loans and loans held for sale.

RISK FACTORS

Investing in the subordinated notes involves various risks. You should carefully consider the risks and uncertainties described below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to purchase the subordinated notes. Our future business, results of operations, financial condition, liquidity and cash flows could be materially and adversely affected by any of these risks. These risks are not the only risks that we face. Our business operations could also be affected by additional factors that are not presently known to us or that we currently consider to be immaterial to our operations. See also the discussion under the heading “Forward-Looking Statements.” For purposes of this section, references to “First Financial,” the “Company,” “we,” “us” or “our” include only First Financial Bancorp. and not any of its subsidiaries. The indenture and first supplemental indenture governing the subordinated notes are referred to as the “indenture.”

Risks Relating to the Subordinated Notes

Your right to receive payments on the subordinated notes is subordinated to our existing and future senior indebtedness and is effectively subordinated to our existing and future secured indebtedness.

The subordinated notes will be subordinated unsecured obligations solely of the Company. The subordinated notes will be subordinated in right of payment to all of our existing and future senior indebtedness, including general creditors, other than holders of our trade accounts payable incurred in the ordinary course, and will rank equal in right of payment with all of our existing and future subordinated indebtedness. See “Description of the Notes — Subordination.” As of June 30, 2015, we had senior indebtedness of approximately $757.1 million, and had no outstanding subordinated indebtedness.

The subordinated notes will be effectively subordinated to all of our existing and future secured indebtedness. In the event that we are declared bankrupt, become insolvent or are liquidated, creditors whose debt is secured by our assets will be entitled to the remedies available to secured holders under applicable laws, including the foreclosure of the collateral securing such debt, before any payment may be made with respect to the subordinated notes. As a result, there may be insufficient assets to pay amounts due on the subordinated notes, and holders of the subordinated notes may receive less, ratably, than holders of our secured indebtedness. Although we do not currently have outstanding any secured indebtedness, the subordinated notes and the indenture governing the subordinated notes do not limit the amount of indebtedness, secured or otherwise, that we or our subsidiaries may incur. Our subsidiaries currently have and will continue to incur secured and unsecured debt.

We may incur additional indebtedness in the future, including additional senior indebtedness and indebtedness that ranks equal in right of payment with the subordinated notes. We may also reopen this series of subordinated notes and offer subordinated notes having identical terms (other than the issue date, price and first interest payment date) to the subordinated notes offered hereby, but at different offering prices or with different initial interest payment dates. Our incurrence of additional indebtedness may have important consequences for holders of the subordinated notes, including making it more difficult for us to satisfy our obligations with respect to the subordinated notes, a loss in the trading value of the subordinated notes, if any, and a risk that the credit rating of the subordinated notes could be lowered or withdrawn.

In addition, the subordinated notes indenture will prevent us from making payments in respect of the subordinated notes if any principal, premium or interest in respect of senior indebtedness is not paid within any applicable grace period or any other default on senior indebtedness occurs and the maturity of such senior indebtedness could be accelerated in accordance with its terms. See “Description of the Notes —  Subordination.”

The subordinated notes are not obligations of, or guaranteed by, our subsidiaries and will be structurally subordinated to the liabilities of our subsidiaries.

The subordinated notes are not guaranteed by any of our subsidiaries and will be structurally subordinated to all existing and future liabilities of our subsidiaries owed to third parties. Therefore, our rights and the rights of our creditors, including holders of the subordinated notes, to participate in the assets of our subsidiaries in the event a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary’s other creditors. As a result, all indebtedness and other liabilities of our subsidiaries owed to third parties, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation, insolvency, bankruptcy, receivership or similar event affecting our subsidiaries, to us in order for us to meet our obligations with respect to the subordinated notes. As of June 30, 2015, First Financial Bank’s total deposits and total borrowings (including deposits) were approximately $5.8 billion and $6.5 billion, respectively. As of June 30, 2015, our subsidiaries’ total borrowings (including deposits) were approximately $6.5 billion. Our subsidiaries will incur additional deposits, indebtedness and liabilities without restriction under the indenture governing the subordinated notes, all of which will be structurally senior to the subordinated notes.

We are a holding company and depend on our subsidiaries for funds to pay principal and interest on the subordinated notes.

We are a legal entity separate and distinct from our banking and other subsidiaries. Our principal source of cash, including cash to pay dividends to our shareholders and to pay principal and interest on our indebtedness, is dividends from our banking subsidiary, First Financial Bank. There are various statutory, contractual, regulatory and other limitations on the extent to which First Financial Bank and our other subsidiaries can supply funds to us by dividend or otherwise. Although we maintain cash positions for liquidity at the holding company level, if First Financial Bank or other of our subsidiaries were unable to pay dividends to us, over time, we could be unable to pay principal and interest to holders of the subordinated notes. Generally, our regulators expect us to pay dividends out of current earnings and to maintain sufficient capital. Federal banking law prohibits national banks from paying dividends in excess of the sum of current year earnings and retained earnings for the prior two years without prior approval of the Office of the Comptroller of the Currency, or the OCC. At June 30, 2015, First Financial Bank could legally pay up to $63.5 million in dividends to us without prior OCC approval. See “Business — Supervision and Regulation,” “Payment of Dividends and Share Repurchases” and “Risk Factors — Our results of operations depend upon the results of operations of our subsidiaries” in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of regulatory and other restrictions on dividend declarations.

The indenture governing the subordinated notes has limited covenants, which may not protect your investment.

You should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the subordinated notes. See “Description of Notes — General.”

The indenture for the subordinated notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the subordinated notes in the event that we experience significant adverse changes in our financial condition or results of operations;
•	limit our incurrence of indebtedness, including indebtedness that would rank senior to, or equally with, the subordinated notes;
•	limit our subsidiaries’ ability to incur any indebtedness, including indebtedness that would effectively rank senior to the subordinated notes;
•	restrict our subsidiaries’ ability to issue securities or incur indebtedness or obligations that would rank senior to the common shares of our subsidiaries held by us;
•	restrict our ability to pay dividends or other distributions and payments on our securities, or to redeem or repurchase our securities;
•	restrict us or our subsidiaries from pledging our respective assets;
•	restrict our ability to make investments; or
•	require or permit acceleration of the maturity date of the subordinated notes, except upon our or our principal subsidiary bank’s bankruptcy, insolvency, liquidation, receivership or similar event.

Furthermore, the indenture governing the subordinated notes only requires a successor institution to assume our obligations under the subordinated notes, including in the event of a change in control of First Financial and similar transactions. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially change our capital structure, the ratings of the subordinated notes, and the value of the subordinated notes. There are no covenants or other provisions in the indenture governing the subordinated notes providing for a put option or increased interest or that would otherwise afford holders of the subordinated notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.

Holders of the subordinated notes will have limited rights if there is an event of default.

Payment of principal on the subordinated notes may be accelerated only upon our or our principal subsidiary bank’s bankruptcy, insolvency, liquidation, receivership or similar event. See “Description of the Notes — Events of Default; Waiver.” There is no right of acceleration in the case of a default in the payment of principal or interest on the subordinated notes or in the performance of any of our other obligations under the subordinated notes. Our regulators can, in the event we become subject to an enforcement action, require First Financial Bank to not pay dividends to us, and to prevent payment of interest or principal on our subordinated notes and any dividends on our capital stock, but such limits will not permit acceleration of the subordinated notes.

If an active and liquid trading market for the subordinated notes does not develop or does not continue, the market price of the subordinated notes may decline and you may be unable to sell your subordinated notes.

The subordinated notes are a new issue of securities for which there is currently no public market. We do not intend to list the subordinated notes on any national securities exchange or include the subordinated notes in any automated quotation system. An active trading market may not develop or be maintained for the subordinated notes. Although the underwriter has indicated that it intends to make a market in the subordinated notes, it may, in its sole discretion, discontinue market making activities at any time, which could negatively impact your ability to sell the subordinated notes or the prevailing market price at the time you choose to sell. Even if a trading market for the subordinated notes develops, the market may be limited and illiquid. The liquidity of a trading market in the subordinated notes, if any, and the future trading prices of the subordinated notes will depend on many factors, including the prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, liquidity, creditworthiness, performance and prospects, including whether we have missed any interest payments or are restricted from paying interest on the subordinated notes by our regulators. If an active trading market does not develop or does not continue, you may be unable to resell your subordinated notes or may only be able to sell them at a substantial discount from your purchase price.

General market conditions and unpredictable factors could adversely affect market prices for the subordinated notes.

If you purchase subordinated notes, the subordinated notes may subsequently trade at a discount to the price that you paid for them. Several factors, many of which are beyond our control, may influence the market price of the subordinated notes, including, but not limited to:

•	the aggregate amount of subordinated notes outstanding;
•	the level of liquidity of the subordinated notes;
•	the time remaining to maturity of the subordinated notes;
•	whether interest payments have been made and are likely to be made on the subordinated notes from time to time;
•	our creditworthiness, financial condition, liquidity, performance and prospects;
•	whether the ratings on the subordinated notes provided by any ratings agency have changed;
•	the market for similar securities;

•	the level, direction and volatility of market interest rates generally, and inflation and inflation expectations generally; and
•	the overall condition of the financial markets.

The effect of any changes in such factors could be offset, in whole or in part, by other changes. For example, an improvement in our credit rating could be offset by increases in interest rates.

Our credit rating may not reflect all risks of an investment in the subordinated notes.

Any credit rating assigned to the subordinated notes will be limited in scope and does not address or reflect all material risks relating to an investment in the subordinated notes, but rather reflect only the view of the rating agency at the time it issues the rating. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. Credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the subordinated notes, based on their overall view of our industry. Accordingly, there can be no assurance that a credit rating will remain in effect for any given period of time or that a rating will not be put on watch with negative implications, lowered, suspended or withdrawn entirely by the applicable rating agency if, in such rating agency’s judgment, circumstances so warrant. Credit ratings are not a recommendation to buy, sell or hold any securities, including the subordinated notes, and may be revised or withdrawn at any time by the credit rating organization in its sole discretion. A downgrade, withdrawal or the announcement of a possible downgrade or withdrawal in a rating assigned to, or a “watch” or similar action with respect to, the subordinated notes, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of our securities to decline significantly. Conversely, because your return on the subordinated notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit rating will not necessarily reduce the other investment risks related to the subordinated notes.

The subordinated notes are not deposits and will not be insured by the FDIC.

The subordinated notes will not be deposits and will not be insured by the FDIC or any other governmental agency.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the subordinated notes offered hereby, after deducting the underwriting discounts and certain offering expenses, will be approximately $    million. We intend to use the net proceeds from the sale of the subordinated notes for general corporate purposes, which may include investments at the holding company level, providing capital to support the growth of First Financial Bank and our business, payment of the cash consideration components of future acquisitions, and repurchases of our common shares. We have no current commitments or agreements with respect to any additional acquisitions and may decide not to make any additional acquisitions.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2015:

•	on an actual consolidated basis; and
•	on a consolidated basis, as further adjusted to reflect the issuance and sale of the subordinated notes, after deducting the underwriting discounts and certain estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements (including the notes thereto) incorporated by reference in this prospectus supplement and the accompanying prospectus and in conjunction with the “Selected Consolidated Historical Financial Data.” See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

	June 30, 2015
	Actual	As Adjusted for this Offering
	(dollars in millions)
Cash and due from banks	$116.3	$
Borrowings:
Total short-term borrowings(1)	$710.0	$
Total long-term borrowings(2)	47.1
Notes offered hereby	—
Total borrowed funds	$757.1	$
Shareholders’ equity:
Common shares, no par value: 160,000,000 shares authorized and 68,730,731 issued and outstanding at June 30, 2015	571.5
Retained earnings	369.5
Accumulated other comprehensive loss	(20.7)
Treasury stock, at cost: 7,022,844 shares at June 30, 2015	(117.9)
Total shareholders’ equity	802.4
Total capitalization	$1,559.5	$

(1)	Our total short-term borrowings at June 30, 2015 consisted of: (a) $641.7 million in short-term borrowings by First Financial Bank with the Federal Home Loan Bank, or FHLB, used to manage our normal liquidity needs and support our asset and liability management strategies; and (b) $68.3 million in federal funds purchased and securities sold under repurchase agreements utilized by First Financial Bank for corporate sweep accounts with cash management account agreements. All such repurchase agreements are subject to the terms and conditions of repurchase/security agreements between First Financial Bank and the client. To secure First Financial Bank’s liability to the client, First Financial Bank is authorized to sell or repurchase U.S. Treasury, government agency and mortgage-backed securities.
(2)	Our total long-term borrowings at June 30, 2015 consisted of: (a) $21.3 million in FHLB long-term advances to First Financial Bank; (b) $25.0 million in repurchase agreements utilizing investment securities pledged as collateral; and (c) a $775,000 capital loan to First Financial Bank from a municipality. The FHLB long-term advances and the repurchase agreements are primarily utilized to reduce overnight liquidity risk and to mitigate interest rate sensitivity. The repurchase agreements have remaining maturities of less than one year and a weighted average rate of 3.54% as of June 30, 2015.

CERTAIN REGULATORY CONSIDERATIONS

General

As a bank holding company, we are subject to regulation and supervision by the Federal Reserve, which has enforcement authority over us. Among other responsibilities, this authority permits the Federal Reserve to restrict or prohibit activities that are determined to be a risk to First Financial Bank. The Federal Reserve examines us periodically and prepares reports for the consideration of our board of directors on any operating deficiencies that they may identify. While the Federal Reserve historically has expected bank holding companies to act as a source of strength to their bank subsidiaries, effective July 21, 2011, we are also required by the Dodd-Frank Wall Street Reform and Consumer Protection Act to act as a source of strength for First Financial Bank and for any other depository institution subsidiary we may have in the future. Such support may be required at times when a holding company may not otherwise be inclined to provide it.

First Financial Bank is examined and supervised by the OCC and its deposits are insured by the FDIC. Our relationships with our depositors, borrowers and other customers are also regulated by federal and state laws and agencies, especially in matters concerning consumer protection, privacy, anti-money laundering, the ownership of deposit accounts and various trust and other customer relationships governed by state laws.

For a discussion of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to First Financial, please refer to our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus supplement. This regulatory framework is intended primarily for the protection of depositors and the FDIC’s Deposit Insurance Funds and not for the protection of our security holders. A change in applicable statutes, regulations or regulatory policy may have a material adverse effect on our business, financial condition (including capital adequacy) and results of operations.

Regulatory Capital Treatment

We are required by the Federal Reserve to maintain consolidated capital for regulatory purposes. The subordinated notes will be treated as Tier 2 capital of First Financial for these purposes.

DESCRIPTION OF THE NOTES

The subordinated notes will be a series of our subordinated debt securities. The subordinated notes will be issued under an indenture, or the base indenture, dated as of                    , 2015, and supplemented by a first supplemental indenture, dated as of                    , 2015, between us and Wells Fargo Bank, National Association, as trustee. We refer to the base indenture, together with the first supplemental indenture, as the indenture. The following description of the subordinated notes and the indenture may not be complete and is subject to and qualified in its entirety by reference to all of the provisions of the subordinated notes and the indenture. Wherever we refer to particular sections or defined terms of the indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement. We urge you to read these documents because they, and not this description, define your rights as a holder of the subordinated notes. For purposes of this section, references to “First Financial,” “we,” “us” or “our” include only First Financial Bancorp and not any of its subsidiaries.

General

The subordinated notes will be unsecured and will be subordinated to our senior indebtedness, as described below. The subordinated notes are not guaranteed by any person or entity, and are not subject to any other arrangement that legally or economically enhances the seniority of the subordinated notes in relation to more senior claims. The subordinated notes will mature at 100% of their principal amount on            , 2025. The subordinated notes will not be entitled to any sinking fund.

The subordinated notes will be issued in fully registered book-entry form without coupons and in denominations of $1,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for the listing of the subordinated notes on any securities exchange or the inclusion of the subordinated notes in any automated quotation system.

Payments of principal and interest to owners of the book-entry interests are expected to be made in accordance with the procedures of The Depository Trust Company, or DTC, and its participants. So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the subordinated notes represented by that global note for all purposes under the indenture. Neither we nor the trustee has any responsibility or liability for any act or omission of DTC.

The indenture contains no covenants or restrictions limiting the amount of debt or other obligations ranking senior to, pari passu with or subordinate to the subordinated notes by us or by our subsidiaries. The indenture contains no financial covenants and does not restrict us from paying dividends, selling assets, making investments or issuing or repurchasing or redeeming other securities, and does not contain any provision that would provide protection to the holders of the subordinated notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving First Financial or its subsidiaries that may adversely affect First Financial’s credit quality. Holders of subordinated notes may not accelerate the maturity of the subordinated notes if we fail to pay interest on the subordinated notes within 30 days of the applicable interest payment date. See “Risk Factors — The indenture governing the subordinated notes has limited covenants, which may not protect your investment” and “— Holders of subordinated notes will have limited rights if there is an event of default.”

The subordinated notes will be treated as Tier 2 capital for regulatory capital purposes.

The subordinated notes are not deposits and are not insured by the FDIC or any other governmental agency. The subordinated notes are not obligations of, and are not guaranteed by, any of our affiliates, including First Financial Bank.

Interest

The subordinated notes will bear interest at a fixed annual rate equal to     %. Interest on the subordinated notes will be payable semi-annually in arrears on        and        of each year (we refer to each such date as an interest payment date), beginning on            , 2016, to the persons in whose names the subordinated notes are registered at 5:00 P.M., New York City time, on the preceding          and

         of each year. Interest on the subordinated notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest payments on the subordinated notes will be the amount of interest accrued from and including            , 2015 or the most recent interest payment date on which interest has been paid to but excluding the interest payment date or the maturity date, as the case may be. Interest on the subordinated notes at the maturity date will be payable to the persons to whom principal is payable.

If an interest payment date or the maturity date falls on a day that is not a business day, the related payment of interest and principal will be made on the next business day, and no interest on the subordinated notes or such payment will accrue for the period from and after such interest payment date or maturity date, as the case may be.

When we refer to a “business day” with respect to the subordinated notes, we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which the trustee or banking institutions in Cincinnati, Ohio or The City of New York are authorized or required by law, regulation or executive order to close.

Ranking and Subordination

The subordinated notes will be our subordinated unsecured obligations and will be subordinated in right of payment to all of our existing and future “senior indebtedness” (as defined below), including general creditors, other than holders of our trade accounts payable incurred in the ordinary course, and effectively subordinated to all of our existing and future secured indebtedness. The subordinated notes will rank equal in right of payment with all of our existing and future subordinated indebtedness. The subordinated notes will be structurally subordinated to all existing and future liabilities of our subsidiaries.

The indenture does not restrict us or any of our subsidiaries in any way now or in the future from incurring any debt, whether senior debt (including secured debt) or indebtedness that would be pari passu with or subordinate to the subordinated notes.

The indenture defines “senior indebtedness” as:

•	our obligations for money borrowed or purchased;
•	indebtedness evidenced by bonds, debentures, notes or similar instruments;
•	similar obligations arising from off-balance sheet guarantees and direct credit substitutes;
•	reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities;
•	obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);
•	capital lease obligations;
•	obligations associated with derivative products, including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;
•	obligations of others described in the preceding clauses that we have guaranteed or for which we are otherwise liable or that are secured by any lien on any of our property or assets; and
•	any of our obligations to our general creditors, as defined and required by the Federal Reserve under its final Basel III capital rules in 78 F.R. 62018 (Oct. 11, 2013) for subordinated debt to qualify as Tier 2 capital, unless, in any case in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated notes or to other debt that is pari passu with or subordinate to the subordinated notes.

Senior indebtedness does not include:

•	trade accounts payable arising in the ordinary course of business, which will rank equally in right of payment and upon liquidation with the subordinated notes;
•	any debt of ours which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us;
•	any debt to any employee of ours;
•	any other debt securities issued pursuant to the indenture (except if such debt securities are not, or no longer are, subject to the subordination provision of such indenture); or
•	any debt that expressly states that it is junior to, or ranks equally in right of payment with, the subordinated notes.

Upon any payment or distribution of assets to creditors (other than holders of our trade accounts payable incurred in the ordinary course) upon First Financial’s liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or any bankruptcy, insolvency or similar proceedings, all holders of our senior indebtedness will be entitled to receive payment in full of all amounts due before the holders of the subordinated notes will be entitled to receive any payment of principal or interest on their subordinated notes (except that the trustee or the holders of subordinated notes may receive payments and other distributions made from the trust described under “Discharge of obligations” and receive and retain Permitted Junior Securities). “Permitted Junior Securities” means: (1) equity interests in us; or (2) debt securities of us that are subordinated to all senior indebtedness and any debt securities issued in a plan of reorganization in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than, the subordinated notes are subordinated to senior indebtedness pursuant to the indenture. In addition, no payment on account of principal or interest on the subordinated notes shall be made by First Financial if, at the time of such payment or immediately after giving effect thereto, there shall have occurred an event of default with respect to any senior indebtedness of First Financial, permitting the holders thereof (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, or an event that, with the giving of notice or the passage of time or both, would constitute such event of default, and such event of default shall not have been cured or waived. We do not currently use the “advanced approaches” to calculate our capital for bank regulatory purposes. If we elect or are required to use the advanced approaches, holders of subordinated notes may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

Since we are a holding company, our rights and the rights of our creditors, including holders of the subordinated notes, to participate in the assets of any of our subsidiaries upon the liquidation or reorganization of any of our subsidiaries will be structurally subordinated to all existing and future liabilities of our subsidiaries and, as such, subject to the prior claims of the creditors of any such subsidiary, including, in the case of First Financial Bank, its depositors, except to the extent that we are a creditor of such subsidiary with recognized senior claims against the subsidiary. Claims on our subsidiaries by creditors other than us may include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations, both secured and unsecured.

No redemption or call

Neither we nor holders of any subordinated notes have any rights to redeem or call or cause the redemption or call of any subordinated notes prior to maturity.

Merger, consolidation or sale of assets

We may consolidate with or merge into any other corporation, or convey or transfer our properties and assets substantially as an entirety to any person or entity, provided that:

•	the corporation formed by such consolidation or into which we are merged or the person or entity which acquires by conveyance or transfer our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States or any State or the District of

Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and interest on all of the outstanding subordinated notes and the due and punctual performance and observance of all of the covenants and conditions to be performed by us contained in the indenture;
•	immediately after giving effect to the transaction, no event of default or default under the indenture, and no event which, after notice or the lapse of time or both, would become an event of default or a default, shall have occurred and be continuing; and
•	we and the corporation formed by such consolidation or into which we are merged or the person or entity which acquires by conveyance or transfer our properties and assets substantially as an entirety delivers to the trustee an officers’ certificate and an opinion of counsel stating that the consolidation, merger, conveyance or transfer complies with the relevant provisions of the indenture and constitutes the legal, valid and binding obligation of us and such corporation, person or entity.

Upon any such consolidation or merger, or conveyance or transfer, the successor corporation formed, or into which we are merged or to which such conveyance or transfer is made, shall succeed to, and be substituted for, us under the indenture, as supplemented.

This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transaction or change of control included a merger or consolidation or transfer of all or substantially all of our assets. There are no covenants or other provisions in the indenture providing for a put option or increased interest or that would otherwise afford holders of the subordinated notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.

Although there is a limited body of case law interpreting the phrase “substantially as an entirety” and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve the property or assets of a person “substantially as an entirety.”

Additional notes

The subordinated notes will initially be limited to an aggregate principal amount of $           . We may in the future from time to time, without notice to or consent of the holders of the subordinated notes, create and issue additional subordinated notes having the same terms and conditions as the subordinated notes offered by this prospectus supplement in all respects, except for any differences in the issue date and price and interest accrued prior to the issue date of the additional subordinated notes; provided that no such additional subordinated notes may be issued unless they will be fungible with the subordinated notes offered hereby for U.S. federal income tax and securities law purposes; and provided, further, that the additional subordinated notes have the same CUSIP number as the subordinated notes offered hereby. The subordinated notes offered hereby and any additional subordinated notes would rank equally and ratably and would be treated as a single series for all purposes under the indenture. No additional subordinated notes may be issued if any event of default has occurred and is continuing with respect to the subordinated notes.

Events of default; waiver

Under the indenture, an event of default will occur with respect to the subordinated notes only upon our or our principal subsidiary bank’s bankruptcy, insolvency, liquidation, reorganization or similar event. The term “principal subsidiary bank” means each of (i) any bank subsidiary the consolidated assets of which constitute 40% or more of our consolidated assets and (ii) any other bank subsidiary designated as a “principal subsidiary bank” by our Board of Directors; provided that if the Federal Reserve notifies us that our bank subsidiary that is a principal subsidiary bank applying the tests in clause (i) or (ii) above does not qualify as a “major subsidiary depository institution” within the requirements of the Federal Reserve’s capital guidelines applicable to bank holding companies, such bank subsidiary will not be a principal subsidiary bank from and after the time we receive from the Federal Reserve such a notice. Currently, First Financial Bank is our only principal subsidiary bank and therefore is a “principal subsidiary bank.”

If an event of default permitting acceleration of the maturity of the subordinated notes occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated notes may declare the principal amount and interest to be due and payable immediately. The foregoing provision would, in the event of the bankruptcy or insolvency involving First Financial, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the subordinated notes.

If we default in our obligation to pay any interest on the subordinated notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, and such default continues for a period of 30 days, then the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of subordinated notes of the performance of any covenant or agreement in the indenture. The trustee and holders of the subordinated notes may not accelerate the maturity of the subordinated notes, except upon our or our principal subsidiary bank’s bankruptcy, insolvency, liquidation, receivership or similar event.

The indenture also provides that the holders of not less than a majority in principal amount of the subordinated notes may waive any past default with respect to the subordinated notes and its consequences, except a default consisting of:

•	our failure to pay the principal of or interest on the subordinated notes; or
•	a default relating to a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding subordinated note.

The indenture contains a provision entitling the trustee to be indemnified by the holders of any outstanding subordinated notes before proceeding to exercise any right or power under the indenture at the holders’ request or direction. The holders of a majority in principal amount of outstanding subordinated notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the subordinated notes of that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the subordinated notes not joining in the direction (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders).

The indenture provides that no holder of the subordinated notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the subordinated notes;
•	the holders of not less than 25% in principal amount of the outstanding subordinated notes shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee hereunder;
•	such holder or holders have offered security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
•	the trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and
•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding subordinated notes of such series.

These limitations do not apply to a suit instituted by a holder of subordinated notes for the enforcement of payment of the principal of or interest on the subordinated notes on or after the maturity date.

Modification of the indenture

Except as set forth below, modification and amendment of the indenture as applicable to the subordinated notes may be made only with the consent of the holders of not less than a majority in principal amount of the subordinated notes and all other series of debt securities issued under the indenture and affected by such modification or amendment (voting as one class).

No modification or amendment of the indenture as applicable to the subordinated notes may, without the consent of each holder affected thereby, do any of the following:

•	change the stated maturity or due date of the principal of or interest payable on the subordinated notes or change any place of payment where or the currency in which such principal and interest is payable;
•	reduce the principal amount of or the rate or amount of interest on the subordinated notes;
•	impair the right to institute suit for the enforcement of any payment on or with respect to the subordinated notes;
•	reduce the percentage of the holders of the subordinated notes necessary (i) to modify or amend the indenture, or (ii) to waive compliance with certain provisions thereof or certain defaults and consequences thereunder;
•	modify any of the provisions with respect to the subordination of the subordinated notes of any series in a manner adverse to the holders or adverse to the capital treatment of the subordinated notes, except to clarify ambiguities or to meet regulatory requirements and treatment of the subordinated notes as Tier 2 capital; and
•	modify or affect in any manner adverse to the holders the terms and conditions of our obligation in respect of the due and punctual payment of the principal of or interest on the subordinated notes.

We and the trustee may modify or amend the indenture as applicable to the subordinated notes, without the consent of any holder of the subordinated notes, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;
•	to evidence and provide for the acceptance or appointment of a successor trustee with respect to the subordinated notes or facilitate the administration of the trusts under the indenture by more than one trustee;
•	to add to the covenants for the benefit of the holders of the subordinated notes or to surrender any right or power conferred upon us in the indenture, provided that such action shall not adversely affect the interests of the holders of the subordinated notes as determined in good faith by us and evidenced by an officer’s certificate;
•	to add additional events of default;
•	to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of the holders of the subordinated notes in any material respect (except for changes to confirm that the subordinated notes are Tier 2 capital for regulatory purposes) as determined in good faith by us and evidenced by an officer’s certificate;
•	to establish the form of any securities and to provide for the issuance of any series of securities under the indenture and to set forth the terms thereof;
•	to provide for additional notes;
•	to provide for the issuance of subordinated notes in uncertificated form in place of certificated subordinated notes;

•	to conform the text of the indenture or the subordinated notes to any provision of this Description of the Notes to the extent that such provision in this Description of the Notes was intended to be a verbatim recitation of a provision of the indenture or the subordinated notes, which intent may be evidenced by an officers’ certificate to that effect;
•	to qualify the indenture under the Trust Indenture Act; or
•	to comply with the rules and regulations of any securities exchange or automated quotation system on which the subordinated notes may be listed or traded.

No modification or amendment of the indenture that adversely affects the superior position of any holder of senior indebtedness will be effective against any such holder of senior indebtedness unless such holder of senior indebtedness will have consented to such modification or amendment.

Discharge of obligations

Under the indenture, we may discharge certain obligations to holders of the subordinated notes that have not already been delivered to the trustee for cancellation. We can discharge these obligations by irrevocably depositing with the trustee funds in United States dollars in an amount sufficient to pay the entire indebtedness on the subordinated notes, including the principal of and interest payable on the subordinated notes to the date of the deposit, if the subordinated notes have become due and payable.

Amounts deposited with the trustee in connection with the discharge of obligations described above and not prohibited under the subordination provisions of the indenture when deposited will not be subject to the subordination.

Trustee

Wells Fargo Bank, National Association will act as trustee, registrar and paying agent for the subordinated notes. From time to time, we and our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. Additionally, we maintain banking relationships with Wells Fargo Bank, National Association and its affiliates in the ordinary course of business. These banking relationships include Wells Fargo Bank, National Association providing us with general banking services. Upon the occurrence of an event of default or a default under the subordinated notes, or upon the occurrence of a default under another indenture under which Wells Fargo Bank, National Association may serve as trustee in the future, the trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee for the subordinated notes.

Notices

Any notices required to be given to the holders of the subordinated notes held in global form will be given to DTC.

Governing Law; Waiver of Jury Trial

The indenture and the subordinated notes are governed by and will be construed in accordance with the laws of the State of New York. The indenture provides that we and the trustee, and each holder of a subordinated note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture or the subordinated notes, or any transaction contemplated thereby.

BOOK-ENTRY, DELIVERY AND FORM

General

The subordinated notes offered hereby will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The subordinated notes will be issued on the issue date therefor only against payment in immediately available funds.

The subordinated notes offered hereby initially will be represented by one or more permanent global certificates (which may be subdivided) in definitive, fully registered form without interest coupons, which we refer to as the “global notes.”

The global notes will be deposited upon issuance with the trustee, as custodian for DTC, and registered in the name of DTC, or its nominee, Cede & Co., as described below under “— Depositary procedures.”

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for subordinated notes in certificated form except in the limited circumstances described below under “— Exchange of book-entry notes for certificated notes.”

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC, which may change from time to time.

Depositary procedures

The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them.

We do not take any responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters. DTC is a limited-purpose trust company created to hold securities for its participating organizations, referred to as “participants,” and facilitate the clearance and settlement of transactions in those securities between DTC’s participants through electronic book-entry changes in accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriter), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as “indirect participants.”

Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC’s participants and indirect participants.

Pursuant to procedures established by DTC:

•	upon deposit of the global notes, DTC will credit the accounts of its participants designated by the underwriter with portions of the principal amount of the global notes; and
•	ownership of such interests in the global notes will be maintained by DTC (with respect to its participants) or by DTC’s participants and indirect participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations that are participants or indirect participants in such system. The depositaries, in turn, will hold interests in the subordinated notes in customers’ securities accounts in the depositaries’ names on the books of DTC.

All interests in a global note will be subject to the procedures and requirements of DTC. The laws of some jurisdictions require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the subordinated notes, see “— Exchange of book-entry notes for certificated notes.”

Except as described below, owners of interests in the global notes will not have subordinated notes registered in their names, will not receive physical delivery of subordinated notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest on, a global note registered in the name of DTC or its nominee will be payable by the trustee (or the paying agent if other than the trustee) to DTC in its capacity as the registered holder under the indenture. We and the trustee, as applicable, will treat the persons in whose names the subordinated notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, the trustee or any of our respective agents has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or
•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the subordinated notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of subordinated notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee, as applicable, or us.

Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the subordinated notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC procedures and will be settled in same-day funds.

Exchange of book-entry notes for certificated notes

The global notes are exchangeable for certificated subordinated notes in definitive, fully registered form without interest coupons only if DTC notifies us that it is unwilling or unable to continue as depositary for the global notes.

Same-day settlement and payment

Initial settlement for the subordinated notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax consequences related to the purchase, ownership and disposition of the subordinated notes by holders that purchase subordinated notes for cash in this original issuance at their “issue price” (i.e., the first price at which a substantial amount of the subordinated notes are sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters), and that hold the subordinated notes as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon the Code, regulations of the Treasury Department, or Treasury regulations, Internal Revenue Service, or IRS, rulings and pronouncements and judicial decisions now in effect, all of which are subject to change (possibly on a retroactive basis). We have not sought, and will not seek, any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the subordinated notes which are different from those discussed below.

This discussion is a summary for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of the subordinated notes. It does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, any U.S. federal tax considerations other than income taxation (such as estate or gift taxation) or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers in securities or foreign currency;
•	tax-exempt entities;
•	banks;
•	thrifts;
•	regulated investment companies;
•	real estate investment trusts;
•	traders in securities that have elected the mark-to-market method of accounting for their securities;
•	insurance companies;
•	persons that hold subordinated notes as part of a “straddle,” a “hedge” or a “conversion transaction” or other risk reduction transaction;
•	persons subject to the alternative minimum tax;
•	United States expatriates;
•	U.S. holders (defined below) that have a “functional currency” other than the U.S. dollar;
•	pass-through entities (e.g., partnerships and entities or arrangements treated as partnerships for U.S. federal income tax purposes) or investors that hold the subordinated notes through pass-through entities;
•	passive foreign investment companies; and
•	controlled foreign corporations.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is a beneficial owner of subordinated notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes that is considering purchasing subordinated notes, or a partner of such a partnership, you should consult with your own tax advisor.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

U.S. Holders

As used in this discussion, a U.S. holder is a beneficial owner of a subordinated note that, for federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if (i) a United States court is able to exercise primary supervision over administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Taxation of interest

It is anticipated, and this discussion assumes, that the subordinated notes will be issued at par or at a discount that is no more than “de minimis” for U.S. federal income tax purposes. Stated interest on a subordinated note generally will be taxable to a U.S. holder as ordinary income:

•	when it accrues, if the U.S. holder uses the accrual method of accounting for U.S. federal income tax purposes; or
•	when received, if the U.S. holder uses the cash method of accounting for U.S. federal income tax purposes.

Sale or other disposition of subordinated notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a subordinated note, a U.S. holder generally will recognize a gain or loss equal to the difference, if any, between:

•	the amount of cash proceeds and the fair market value of any property received on such disposition (less any amount attributable to accrued and unpaid interest, which generally will be taxable as ordinary income to the extent not previously included in gross income); and
•	the U.S. holder’s adjusted tax basis in the subordinated note.

A U.S. holder’s adjusted tax basis in a subordinated note generally will equal the cost of the subordinated note to the U.S. holder. The U.S. holder’s gain or loss that is recognized on the sale or other disposition of the subordinated note generally will be capital gain or loss. This capital gain or loss generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the U.S. holder has held the subordinated note for more than one year. Under current law, a non-corporate U.S. holder’s long-term capital gain generally will be subject to a preferential tax rate. The deductibility of capital losses is subject to limitations.

Information reporting and backup withholding

Information reporting generally will apply to payments of interest on, or the proceeds of a sale or other disposition (including a retirement or redemption) of, subordinated notes held by a U.S. holder, unless the U.S. holder is an exempt recipient. Backup withholding generally will apply to such payments unless the U.S. holder provides us or the appropriate intermediary with a correct taxpayer identification number and complies with certain certification procedures, or the U.S. holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. holder’s U.S. federal income tax liability, if any, and a refund may be obtained if the amount withheld exceeds the U.S. holder’s actual U.S. federal income tax liability and the U.S. holder timely provides the required information to the IRS.

Medicare tax

Certain U.S. holders who are individuals, estates or trusts will be subject to a 3.8% Medicare tax on the lesser of (i) the U.S. holder’s “net investment income” in the case of an individual, or undistributed “net investment income” in the case of an estate or trust, in each case for the relevant taxable year and (ii) the excess of the U.S. holder’s modified adjusted gross income in the case of an individual, or adjusted gross income in the case of an estate or trust, in each case for the taxable year, over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally will include its interest income and its net gains from the disposition of the subordinated notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the subordinated notes.

Non-U.S. Holders

You are a non-U.S. holder for purposes of this discussion if you are a beneficial owner of subordinated notes and you are, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Taxation of interest

Subject to the discussion of backup withholding and FATCA withholding below, a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on payments of interest on a subordinated note, provided that:

•	the non-U.S. holder is not:
•	an actual or constructive owner of 10% or more of the total combined voting power of all classes of our common stock within the meaning of the Code and applicable Treasury regulations;
•	a controlled foreign corporation related (directly or indirectly) to us; or
•	a bank receiving interest as described in Section 881(c)(3)(A) of the Code;
•	such interest payments are not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States; and
•	the non-U.S. holder provides a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate substitute or successor IRS Form), signed under penalties of perjury, which provides the non-U.S. holder’s name and address and certifies that the non-U.S. holder is not a United States person (as defined under the Code), to:
•	us or our paying agent; or
•	a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and that holds the non-U.S. holder’s subordinated note on the non-U.S. holder’s behalf and certifies to us or our paying agent, under penalties of perjury, that it, or the bank or financial institution between it and the non-U.S. holder, has received from the non-U.S. holder its properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate substitute or successor IRS Form) and provides us or our paying agent with a copy of such form.

Special rules may apply to non-U.S. holders who hold subordinated notes through “qualified intermediaries” within the meaning of U.S. federal income tax laws.

Payments of interest on a subordinated note that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if the non-U.S. holder is entitled to benefits under an applicable income tax treaty, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States, generally will be subject to U.S. federal income tax on a net basis at the regular graduated rates and in the manner applicable to payments to a U.S. holder. A corporate non-U.S. holder also may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be available under an applicable income tax treaty) on the non-U.S. holder’s effectively connected earnings and profits attributable to such interest. If interest is effectively connected income, payments of such interest will not be subject to U.S. withholding tax so long as the non-U.S. holder provides us or our paying agent with a properly completed IRS Form W-8ECI (or the appropriate successor form), signed under penalties of perjury, on or before the date of the payment of such interest.

A non-U.S. holder that does not qualify for an exemption from U.S. federal income tax or withholding tax under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax at the rate of 30% (or such lower rate as may be available under an applicable income tax treaty) on payments of interest on a subordinated note.

NON-U.S. HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS ABOUT ANY APPLICABLE INCOME TAX TREATIES, WHICH MAY PROVIDE FOR AN EXEMPTION FROM OR A REDUCTION OF U.S. FEDERAL INCOME TAX OR WITHHOLDING TAX, AN EXEMPTION FROM OR A REDUCTION OF THE BRANCH PROFITS TAX, OR OTHER RULES DIFFERENT FROM THOSE DESCRIBED ABOVE.

Sale or other disposition of subordinated notes

Subject to the discussion of backup withholding and FATCA withholding below, any gain realized by a non-U.S. holder on the sale, exchange, redemption, retirement or other disposition of a subordinated note generally will not be subject to U.S. federal income tax or withholding tax, unless:

•	such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States; or
•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are satisfied.

If the first bullet point applies, the non-U.S. holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, unless an applicable income tax treaty provides otherwise. In addition, a corporate non-U.S. holder also may be subject to the branch profits tax described above on the non-U.S. holder’s effectively connected earnings and profits attributable to such gain. If the second bullet point applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be available under an applicable income tax treaty) on the amount by which the non-U.S. holder’s capital gains from U.S. sources exceed certain capital losses allocable to U.S. sources.

Information reporting and backup withholding

Payments to a non-U.S. holder of interest on a subordinated note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to the non-U.S. holder. The IRS may make this information available under the provisions of an applicable tax treaty to tax authorities in the country in which the non-U.S. holder is a resident. Backup withholding generally will not apply to payments of interest on a subordinated note if a non-U.S. holder duly provides certification as to its foreign status, or the non-U.S. holder otherwise establishes an exemption.

Payment of the gross proceeds from a sale or other disposition (including a retirement or redemption) of a subordinated note by a non-U.S. holder effected by the U.S. office of a U.S. or non-U.S. broker generally will be subject to information reporting and backup withholding unless the non-U.S. holder properly certifies, under penalties of perjury, as to its foreign status and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption. Payment of the gross proceeds from a sale or other disposition of a subordinated note by a non-U.S. holder effected by a non-U.S. office of a non-U.S. broker generally will not be subject to information reporting or backup withholding. However, payment of the gross proceeds from a sale or other disposition of a subordinated note by a non-U.S. holder generally will be subject to information reporting, but not backup withholding, if such sale or other disposition is effected by a non-U.S. office of a broker that is a United States person (as defined under the Code) or a foreign person with specified connections to the United States, unless the non-U.S. holder properly certifies, under penalties of perjury, as to its foreign status and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and a refund may be obtained if the amount withheld exceeds the non-U.S. holder’s actual U.S. federal income tax liability and the non-U.S. holder timely provides the required information to the IRS.

Legislation Affecting Taxation of Subordinated Notes Held By or Through Foreign Entities

Pursuant to the Foreign Account Tax Compliance Act, or “FATCA,” payments to foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities of interest on, and gross proceeds from the sale or other disposition of, a debt obligation of a U.S. issuer, will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons (as defined under the Code) of interests in or accounts with those entities) have been satisfied. For gross proceeds, Treasury regulations defer such withholding tax to such amounts paid on or after January 1, 2017. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. If withholding is required under FATCA on a payment related to the subordinated notes, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Investors are encouraged to consult their own tax advisors regarding the implications of FATCA on their investment in a subordinated note.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE SUBORDINATED NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

UNDERWRITING

RBC Capital Markets, LLC is acting as the representative of each of the underwriters named below. Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, each of the underwriters has severally and not jointly agreed to purchase from us, and we have agreed to sell to that underwriter, the principal amount of subordinated notes listed next to its name in the following table:

Underwriter	Principal Amount of Notes
RBC Capital Markets, LLC	$
Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters are obligated to take all of the subordinated notes sold under the underwriting agreement if any of these subordinated notes are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Purchasers of the subordinated notes who wish to trade the subordinated notes prior to their date of delivery hereunder should consult their advisors.

The underwriters are offering the subordinated notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the subordinated notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the subordinated notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of      % of the principal amount of the subordinated notes. After the initial offering to the public, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $1.5 million and are payable by us. We have agreed to pay $150,000 of the underwriter’s legal fees in connection with this offering.

New Issue of Subordinated Notes

The subordinated notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the subordinated notes on any national securities exchange or for inclusion of the subordinated notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the subordinated notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the subordinated notes or that an active public market for the subordinated notes will develop. If an active public trading market for the subordinated notes does not develop, the market price and liquidity of the subordinated notes may be adversely affected. If the subordinated notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that we will not, for a period of 45 days after the date of this prospectus supplement, without first obtaining the prior written consent of the representative, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, or publicly announce an intention to offer any debt securities issued or guaranteed by the Company similar to the subordinated notes or securities exchangeable for or convertible into debt securities similar to the subordinated notes, except for the subordinated notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the subordinated notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of subordinated notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing subordinated notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the subordinated notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the subordinated notes or preventing or retarding a decline in the market price of the subordinated notes. As a result, the price of the subordinated notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the subordinated notes. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the subordinated notes offered hereby. Any such short positions could adversely affect future trading prices of the subordinated notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the subordinated notes by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, (ii) plans, individual retirement accounts and other arrangements subject to Section 4975 of the Code, (iii) plans subject to federal, state, local, non-U.S. or other laws or regulations that are similar to ERISA or Section 4975 of the Code, and (iv) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans or arrangements. Each of these plans, individual retirement accounts and arrangements are referred to in this summary as a “plan.” This summary is general in nature and does not address every issue pertaining to ERISA that may be applicable to us, the subordinated notes or a particular investor. Accordingly, each prospective investor should consult with his, her or its own counsel in order to understand the ERISA-related issues that affect or may affect the investor with respect to this investment.

Each fiduciary of a plan should consider the fiduciary standards of ERISA or any applicable similar laws in the context of the plan’s particular circumstances before authorizing an investment in the subordinated notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable similar laws and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to such provisions, or ERISA plans, from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. As a general rule, employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA that have not made an election under Section 410(d) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar laws that regulate their investments.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the subordinated notes were acquired by an ERISA plan with respect to which we or any of our affiliates or any underwriter is a party in interest or a disqualified person. For example, if we or any underwriter is party in interest or disqualified person with respect to an investing ERISA plan (either directly or, in our case, by reason of our ownership of our subsidiaries), the purchase of any subordinated notes by a plan could result in a sale or exchange that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief were available under an applicable exemption (see below).

The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the subordinated notes. Those class exemptions include:

•	PTCE 96-23 for certain transactions determined by in-house asset managers;
•	PTCE 95-60 for certain transactions involving insurance company general accounts;
•	PTCE 91-38 for certain transactions involving bank collective investment funds;
•	PTCE 90-1 for certain transactions involving insurance company separate accounts; and
•	PTCE 84-14 for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) provides an exemption for transactions between a plan and a party in interest or disqualified person, provided that the party in interest is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the plan or having a relationship to a service provider to the plan and provided, further that the plan pays no more than adequate consideration in connection with the transaction. No assurance can be made that all of the conditions of any of these or any other exemptions will be satisfied.

Because of the possibility that direct or indirect prohibited transactions or violations of similar laws could occur as a result of the purchase, holding or disposition of the subordinated notes by a plan, the subordinated notes may not be purchased by any plan, or any person investing the assets of any plan, unless its purchase, holding and disposition of the subordinated notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any similar laws. Any purchaser or holder of the subordinated notes or any interest in the subordinated notes will be deemed to have represented by its purchase and holding of the subordinated notes that either:

•	it is not a plan and is not purchasing the subordinated notes or interest in the subordinated notes on behalf of or with the assets of any plan; or
•	its purchase, holding and disposition of the subordinated notes or interest in the subordinated notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any similar laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the subordinated notes on behalf of or with the assets of any plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable similar laws of the acquisition, ownership and disposition of the subordinated notes, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the subordinated notes by the plan are entitled to full exemptive relief thereunder.

Nothing herein shall be construed as, and the sale of the subordinated notes to a plan is in no respect, a representation by us or the underwriter that any investment in the subordinated notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, plans generally or any particular plan.

CERTAIN LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the subordinated notes offered hereby, will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Cincinnati, Ohio. Certain other legal matters in connection with this offering will be passed upon for us by our Chief Legal Officer. Certain legal matters in connection with this offering will be passed upon for the underwriter by Jones Day.

EXPERTS

The consolidated financial statements of First Financial incorporated in this prospectus supplement by reference from its Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of First Financial’s internal control over financial reporting, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

First Financial Bancorp.

Debt Securities
Common Shares
Preferred Shares
Depositary Shares
Warrants
Rights
Stock Purchase Contracts
Units

The securities listed above may be offered and sold by us from time to time in one or more separate offerings, in amounts, at prices and on other terms to be determined at the time of an offering. We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The specific terms and manner of offering of these securities will be provided in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

First Financial Bancorp.’s common shares are traded on the NASDAQ Global Select Market under the symbol “FFBC.”

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 6 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission, nor any state securities commission nor any bank regulatory agency has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Any securities offered by this prospectus and any accompanying prospectus supplement will be our equity securities or unsecured obligations and will not be deposits or accounts or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, The Board of Governors of the Federal Reserve System or any other governmental or regulatory agency or instrumentality.

The date of this prospectus is July 31, 2014.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer any combination of the securities described in this prospectus in one or more separate offerings.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer the securities. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement, together with the information described under the headings “Where You Can Find More Information” and “Incorporation By Reference,” before deciding whether to invest in any of our securities.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where it is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

Unless the context requires otherwise, references to “First Financial Bancorp.,” “First Financial,” the “Company,” “we,” “our,” “ours” and “us” are to First Financial Bancorp. and its subsidiaries.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in United States dollars.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, statements regarding our future business, financial condition, liquidity and results of operations. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events. We use words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties will be described under the “Risk Factors” heading of any applicable prospectus supplement and under similar headings in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, and include, among other factors:

•	difficult market conditions have adversely affected our industry;
•	current levels of market volatility could have an adverse effect on our business;
•	Europe’s debt crisis could have a material adverse effect on our business, financial condition and liquidity;
•	the soundness of other financial institutions could adversely affect us;
•	there can be no assurance that enacted legislation or any proposed federal programs will stabilize the U.S. financial system and such legislation and programs may adversely affect us;
•	recently enacted and potential further financial regulatory reforms could have a significant impact on our business, financial condition and results of operations;
•	the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings;
•	when we loan money, commit to loan money or enter into a letter of credit or other contract with a counterparty, we incur credit risk, or the risk of losses if our borrowers do not repay their loans or our counterparties fail to perform according to the terms of their contracts;
•	weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, may adversely affect us, including requiring us to take additional loan loss provisions or to write down loans;
•	weakness in the real estate market, including the secondary residential mortgage loan markets, could adversely affect us;
•	real estate volatility and future changes in our disposition strategies could result in net proceeds that differ significantly from the fair value appraisals for our other real estate owned;
•	the information that we use in managing our credit risk may be inaccurate or incomplete, which may result in an increased risk of default and otherwise have an adverse effect on our business, results of operations and financial condition;
•	declining values of real estate, increases in unemployment, and the related effects on local economies may increase our credit losses, which would negatively affect our financial results;
•	our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio;
•	the introduction, implementation, withdrawal, success and timing of business initiatives and strategies, including, but not limited to, the opening of new banking centers or entering into new product lines, may be less successful or may be different than anticipated, which could adversely affect our business;
•	changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital or liquidity;

•	we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations, and financial condition;
•	clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding;
•	consumers may decide not to use banks to complete their financial transactions, which could affect net income;
•	our asset management business subjects us to a variety of risks;
•	negative public opinion could damage our reputation and adversely impact business and revenues;
•	we rely on other companies to provide key components of our business infrastructure;
•	we rely on our systems, employees, and certain counterparties, and certain failures, such as a security breach, could materially adversely affect our operations;
•	we may be subject to general claims and litigation liability;
•	regulation by federal and state agencies could adversely affect the business, revenue, and profit margins;
•	competition in the financial services industry is intense and could result in losing business or reducing margins;
•	future legislation could harm our competitive position;
•	maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services;
•	we may not pay dividends on our common shares;
•	there may be future sales or other dilution of our equity, which may adversely affect the market price of our common shares;
•	our liquidity is dependent upon our ability to receive dividends from our subsidiaries, which accounts for most of our revenue and could affect our ability to pay dividends, and we may be unable to enhance liquidity from other sources;
•	our results of operations depend upon the results of operations of our subsidiaries;
•	significant legal actions could subject us to substantial uninsured liabilities;
•	if our regulators deem it appropriate, they can take regulatory actions that could impact our ability to compete for new business, constrain our ability to fund our liquidity needs, and increase the cost of our services;
•	disruptions in our ability to access capital markets may negatively affect our capital resources and liquidity;
•	management’s ability to retain key officers and employees may change;
•	potential acquisitions may disrupt our business and dilute shareholder value and we may not be able to successfully consummate or integrate such acquisitions;
•	our accounting policies and processes are critical to how we report our financial condition and results of operations, and require management to make estimates about matters that are uncertain;
•	changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition;
•	our disclosure controls and procedures may not prevent or detect all errors or acts of fraud;
•	our financial instruments carried at fair value expose us to certain market risks;

•	our revenues derived from our investment securities may be volatile and subject to a variety of risks;
•	we are subject to ongoing tax examinations in various jurisdictions, the Internal Revenue Service and other taxing jurisdictions may propose various adjustments to our previously filed tax returns and it is possible that the ultimate resolution of such proposed adjustments, if unfavorable, may be material to the results of operations in the period it occurs;
•	changes in tax laws could adversely affect our performance;
•	changes in national and local economic conditions could lead to higher loan charge-offs in connection with our acquisitions (the “Acquisitions”) of Peoples Community Bank (“Peoples”), Irwin Union Bank and Trust Company (“Irwin Union Bank”) and Irwin Union Bank, F.S.B. (“Irwin FSB”), all of which may not be supported by the loss sharing agreements with the Federal Deposit Insurance Corporation (“FDIC”);
•	Irwin Union Bank and certain of its subsidiaries, notably Irwin Home Equity Corporation, were and continue to be the subject of a number of claims and legal actions regarding their mortgage banking, mortgage and/or home equity lines of business activities that took place prior to September 18, 2009, and these matters may require significant resources and management attention;
•	the Acquisitions have increased First Financial’s commercial real estate loan portfolio, which have a greater credit risk than traditional residential mortgage loans;
•	certain fair value estimates and other measures associated with the assets of Peoples, Irwin Union Bank and Irwin FSB acquired from the FDIC, if materially inaccurate, could adversely affect our financial condition and results of operations;
•	First Financial Bank’s failure to fully comply with the loss-sharing provisions relating to the Acquisitions from the FDIC could jeopardize the loss-share coverage afforded to certain individual or pools of assets, rendering First Financial Bank financially responsible for the full amount of any losses related to such assets; and
•	the benefits of our FDIC loss-sharing agreements may be reduced or eliminated.

The factors identified in this section are not intended to represent a complete list of all the factors that could adversely affect our business, operating results, financial condition or cash flows. Other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our business, operating results, financial condition or cash flows, and the factors we have identified could affect us to a greater extent than we currently anticipate. Many of the important factors that will determine our future financial performance and financial condition are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by applicable law or the rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings and reports with the SEC should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered hereunder. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for more information about our securities and us.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers, like us, who file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

Our website address is www.bankatfirst.com. We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus of the information contained at that website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that we have filed with the SEC are incorporated by reference in, and considered a part of, this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;
•	our Current Reports on Form 8-K filed with the SEC on January 7, 2014, January 30, 2014, March 6, 2014, April 29, 2014, May 2, 2014, May 29, 2014, June 13, 2014, July 22, 2014 and July 24, 2014; and
•	the description of our common shares, without par value, contained in our Registration Statement on Form S-3 (File No. 333-173780) filed with the SEC on April 28, 2011, or contained in any subsequent amendment or report filed for the purpose of updating such description.

We are also incorporating by reference in this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements.

We will provide to each person to whom this prospectus is delivered, upon written or oral request and without charge, any of the above documents that are incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in such documents). Requests should be directed to:

First Financial Bancorp.
255 East Fifth Street
Suite 2900
Cincinnati, Ohio 45202
Telephone: (877) 322-9530
Attention: Investor Relations

Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in the applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

FIRST FINANCIAL BANCORP.

We are an approximately $6.5 billion bank holding company headquartered in Cincinnati, Ohio. As of March 31, 2014, First Financial, through its subsidiaries, operates primarily in Ohio, Indiana and Kentucky. These subsidiaries include a commercial bank, First Financial Bank, N.A. (“First Financial Bank” or the “Bank”). As of March 31, 2014 the Bank had 106 banking centers and 129 ATMs. We provide banking and financial services products through four lines of business: commercial, consumer, wealth management and mortgage. The commercial, consumer and mortgage business lines provide credit-based products, deposit accounts, retail brokerage, corporate cash management support and other services to commercial and consumer clients. The Bank also provides lending products, primarily equipment and leasehold improvement financing, for select concepts and franchisees in the quick service and casual dining restaurant sector throughout the United States. First Financial Wealth Management provides wealth planning, portfolio management, trust and retirement plan services and had approximately $2.5 billion in assets under management as of March 31, 2014.

Our principal executive offices are located at 255 East Fifth Street, Suite 2900, Cincinnati, Ohio 45202 and our telephone number at that address is (513) 979-5782. We maintain an Internet website at www.bankatfirst.com. Information on our website is not incorporated by reference in or otherwise a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, as well as the risk factors set forth under the “Risk Factors” heading in any applicable prospectus supplement. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. In addition, see “Forward-Looking Statements” above for a description of certain risks and uncertainties associated with our business. The market or trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or a part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges:
Excluding interest on deposits	27.01	21.52	19.56	36.00	26.37	10.52	37.62
Including interest on deposits	6.32	5.17	5.00	4.76	3.34	2.35	7.18

For the purpose of computing the ratios of earnings to fixed charges, earnings consist of consolidated income before income tax expense and fixed charges. Fixed charges exclude interest on uncertain tax positions which is classified with income tax expense in the consolidated financial statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities that may be offered under this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

For purposes of this section, the terms “we,” “our” and “us” refer only to First Financial and not its subsidiaries. The following description of the debt securities sets forth certain general terms that may apply to the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, we will issue the senior debt securities under a senior indenture, which we will enter into with a trustee to be named in the senior indenture, and we will issue the subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. These indentures are sometimes collectively referred to as the “indentures” and individually referred to as an “indenture,” the “senior indenture” or the “subordinated indenture,” as applicable. The form of senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. The trustee under each indenture is referred to as the “indenture trustee.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time. Prior to issuing any debt securities, we will select an indenture trustee for the indenture relating to the issuance of debt securities, qualify such indenture trustee under the Trust Indenture Act and execute such indenture.

The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the applicable indenture. We will describe the specific terms of a series of debt securities and the extent, if any, to which the specific terms of the debt securities modify the terms of the applicable indenture in the prospectus supplement relating to the debt securities.

This summary is subject to, and qualified in its entirety by reference to, the indentures, which contain the full legal text of the matters described in this section, and the description of the specific terms of the debt securities in the applicable prospectus supplement. The following summary is not complete. You should read all of the provisions of the indentures, including the definitions of certain terms.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Terms of the Securities

The debt securities will not be secured by any of our assets. Neither the indentures nor the debt securities will limit or otherwise restrict the amounts of other indebtedness that we may incur, or the amount of other securities that we may issue. The indentures do not limit the principal amount of any particular series of debt securities. All of the debt securities issued under each of the indentures will rank equally and ratably with any additional debt securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under “Subordination.”

Each prospectus supplement will specify the particular terms of the debt securities offered. The applicable prospectus supplement will describe the terms of any debt securities being offered, including the following, as may be applicable:

•	the title of the debt securities;
•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the aggregate principal amount of the debt securities;
•	the priority of payments on the debt securities;
•	the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;
•	the date or dates, or the method of determining the dates, on which the debt securities will mature;

•	the interest rate or rates of the debt securities, or the method of determining those rates;
•	the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;
•	if other than the entire principal amount, the portion of the principal amount of the debt securities that will be payable if the maturity date of the debt securities is accelerated;
•	any event of default applicable to the debt securities;
•	any covenants included for the benefit of the holders of the debt securities;
•	provisions, if any, restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves;
•	provisions relating to modification of the terms of the debt securities or the rights of holders of the debt securities;
•	provisions, if any, restricting the incurrence of additional debt or the issuance of additional securities;
•	restrictions, if any, on transfer, sale or other assignment of the debt securities;
•	whether the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;
•	any terms relating to the conversion of the debt securities into our common shares or preferred shares, including, without limitation, the time and place at which such debt securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may be applicable;
•	any sinking fund or similar provisions applicable to the debt securities;
•	any mandatory or optional redemption, repurchase or repayment provisions applicable to the debt securities;
•	the denomination or denominations in which the debt securities are authorized to be issued;
•	whether any of the debt securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities (including exchanges for registered securities of the same series);
•	information describing any book-entry features of the debt securities;
•	whether any of the debt securities will be issued as “original issue discount” securities;
•	the place of payment on the debt securities;
•	each office or agency where the debt securities may be presented for registration of transfer, exchange or conversion;
•	the method of determining the amount of any payments on the securities which are linked to an index or determined by a formula;
•	if other than United States dollars, the currency or currencies in which payments on the debt securities will be payable, and whether the holder may elect payment to be made in a different currency;
•	the identity of the indenture trustee, the nature of any material relationship between us or our affiliates and the indenture trustee, the percentage of debt securities of a series necessary to require the indenture trustee to take action, and what indemnification the indenture trustee may require before proceeding to take action;
•	if other than the indenture trustee, the identity of the registrar and/or paying agent;

•	any defeasance of certain obligations by us pertaining to the series of debt securities;
•	a discussion of any material United States federal income tax considerations applicable to the debt securities; and
•	any other terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any terms that may be required by us or advisable under applicable laws or regulations or in connection with the marketing of the debt securities.

Some of our debt securities may be issued as “original issue discount” securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

Acceleration of Maturity

If an event of default with respect to any outstanding series of debt securities occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount due and payable immediately by providing written notice of such acceleration to us, and, if notice is given by the holders instead of the indenture trustee, to the indenture trustee. Subject to certain conditions, the declaration of acceleration may be rescinded, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of debt securities of that series.

You should refer to the prospectus supplement relating to each series of debt securities for the particular provisions relating to acceleration of maturity upon the occurrence and continuation of an event of default.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of the offered debt securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered debt securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered debt securities may also be made by check mailed to the persons in whose names the debt securities are registered on the days specified in the indentures or any prospectus supplement.

We will pay principal, interest and any premium on bearer debt securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is United States dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a debt security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the debt security or coupon will look only to us for payment.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates (“Global Securities”) that will be deposited with a depositary that we will identify in a prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. All Global Securities in bearer form will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of debt securities will be described in the applicable prospectus supplement.

Modification and Waiver

Each indenture provides that modifications and amendments may be made by us and the indenture trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:

•	change the stated maturity date of the debt security;
•	reduce the principal amount, any rate of interest, or any additional amounts in respect of any debt security, or reduce the amount of any premium payable upon the redemption of any debt security;
•	change the time or place of payment, currency or currencies in which any debt security or any premium or interest thereon is payable;
•	impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any debt security or, in the case of redemption, on or after the redemption date;
•	reduce the percentage in principal amount of the outstanding debt securities required to consent to any modification, amendment or waiver under the indenture;
•	modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture;
•	adversely affect any rights of conversion;
•	in the case of the subordinated indenture, alter the provisions regarding subordination of the subordinated debt securities, in any way that would be adverse to the holders of those securities; or
•	reduce the principal amount of original issue discount debt securities which could be declared due and payable upon an acceleration of their maturity.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us and the indenture trustee with certain provisions of the indentures. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a debt security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

With the indenture trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes:

•	to name a successor entity to us;
•	to add to our covenants for the benefit of the holders of all or any series of debt securities;
•	to add to the events of default;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities, as set forth in the applicable indenture;
•	to establish the form or terms of debt securities of any series and any related coupons;
•	to provide for the acceptance of appointment by a successor indenture trustee;
•	to make provision for the conversion rights of the holders of the debt securities in certain events;
•	to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders; or
•	to modify, eliminate or add to the provisions of any indenture to conform our or the indenture trustee’s obligations under the applicable indenture to the Trust Indenture Act.

Calculation of Outstanding Debt Securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:

•	in the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation; and
•	any debt securities owned by us, or owned by any other obligor of the debt securities or any affiliate of ours or of any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

Other than the duty to act with the required standard of care during an event of default, the indenture trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the debt securities, unless the holders have offered the indenture trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or other power conferred on the indenture trustee.

No holder of a debt security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:

•	the holder has provided the indenture trustee with written notice of a continuing event of default regarding the holder’s series of debt securities;
•	the holders of at least 25% in principal amount of the outstanding debt securities of a series have made a written request to the indenture trustee, and offered indemnity satisfactory to the indenture trustee, to institute a proceeding for remedy;
•	the indenture trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and
•	the indenture trustee has not received any direction during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series.

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such debt security on or after the date expressed in such debt security and to institute suit for the enforcement of any such payment.

We are required to file annually with the indenture trustee a certificate of no default, or specifying any default that exists.

Conversion Rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of Default

The following will be events of default under the senior indenture with respect to the senior debt securities of a series:

•	failure to pay any interest or any additional amounts on any senior debt security of that series when due, and continuance of such default for 30 days;
•	failure to pay principal of, or any premium on, any senior debt security of that series when due;
•	failure to deposit any sinking fund payment for a senior debt security of that series when due;
•	failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 90 days after written notice as provided in the senior indenture;
•	acceleration of indebtedness in a principal amount in excess of $25,000,000 for money borrowed by us, and the acceleration is not annulled, or the indebtedness is not discharged, within a specified period after written notice is given according to the senior indenture;
•	certain events in bankruptcy, insolvency or reorganization of us or the Bank; and
•	any other event of default regarding that series of senior debt securities.

The following will be events of default under the subordinated indenture with respect to the subordinated debt securities of a series:

•	failure to pay any interest on any subordinated debt security of that series or any coupon pertaining thereto when due, and continuance of such default for 30 days;
•	failure to pay principal of, or any premium on, any subordinated debt security of that series when due;
•	failure to deposit any sinking fund payment for a subordinated debt security of that series when due;
•	certain events in bankruptcy, insolvency or reorganization of us or the Bank; and
•	any other event of default regarding that series of subordinated debt securities.

There is no right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable indenture. In the event of a default in the payment of interest or principal, the holders of senior indebtedness will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the indenture trustee under the applicable indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.

Subordination

The senior debt securities will be unsecured and will rank equally among themselves and with all of our other unsecured and unsubordinated debt, if any.

The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior indebtedness, as more fully described in the applicable prospectus supplement.

If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior indebtedness before we can make any payment or distribution of principal, premium, if any, or interest on the subordinated debt securities:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;
•	any voluntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;
•	any of our subordinated debt securities of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or
•	any default with respect to senior indebtedness which permits its holders to accelerate the maturity of the senior indebtedness has occurred and is continuing, and either (a) notice of such default has been given to us and to the indenture trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.

DESCRIPTION OF CAPITAL STOCK

For purposes of this section, the terms “we,” “our” and “us” refer only to First Financial and not its subsidiaries. The following summary describes the material features of our capital stock. This summary is subject to, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation, as amended (“Articles”), and our Amended and Restated Regulations, as amended (“Regulations”), each of which is filed as an exhibit to the registration statement of which this prospectus is a part. You should refer to, and read this summary together with, our Articles and Regulations to review all of the terms of our capital stock.

Authorized Capital Stock

Our authorized capital stock consists of 160,000,000 common shares, without par value (“common shares”) and 10,000,000 preferred shares, with or without par value as determined by the Board (“preferred shares”). As of July 25, 2014, 68,730,731 of our common shares were issued, 57,713,480 of our common shares were outstanding, 11,017,251 of our common shares were held by us in treasury, and none of our preferred shares were issued or outstanding.

Common Shares

Holders of our common shares are entitled to:

•	cast one vote for each common share held of record on all matters submitted to a vote of shareholders;
•	receive dividends when, as and if declared by our board of directors from funds legally available therefor, subject to the rights of holders of preferred shares, if any; and
•	share ratably in our net assets legally available to our shareholders in the event of our liquidation, dissolution or winding up, after provision for the distribution of any preferential amounts to the holders of preferred shares, if any.

Holders of our common shares have no preemptive, subscription, preference, redemption, conversion, exchange or cumulative voting rights. The rights, preferences and privileges of the holders of our common shares are subject to, and may be adversely affected by, the rights, preferences and privileges of holders of any preferred shares that we may designate and issue in the future.

Subject to compliance with applicable federal and state securities laws, our common shares may be transferred without any restrictions or limitations. The transfer agent and registrar for our common shares is Registrar and Transfer Company.

Our common shares are listed on the NASDAQ Global Select Market under the symbol “FFBC”. Our outstanding common shares are, and any common shares that we issue under this prospectus and any applicable prospectus supplement will be, when issued, fully paid and nonassessable.

Preferred Shares

Our Articles authorize the Board to issue, without any further vote or action by our shareholders, subject to certain limitations prescribed by law and the rules and regulations of any stock exchange on which our securities may be listed, up to an aggregate of 10,000,000 preferred shares in one or more series.

Subject to the limitations described in the next paragraph, the Board is also authorized to determine and fix the powers, designations, preferences and relative, participating, optional, conversion and other special rights of each series of preferred shares issued from time to time, and the qualifications, limitations and restrictions thereof, including the designation and authorized number of each series, dividend rights, voting rights, conversion rights, redemption and exchange rights, sinking fund requirements and liquidation rights. The Board may increase or decrease the number of shares of any series of preferred shares before or after the issue of that series, but not below the number of shares of such series then outstanding. If the number of preferred shares of any series is so decreased, the shares constituting such decrease will resume the status of authorized but unissued shares. Under Ohio law, the authority of a board to establish the par value of preferred shares is not settled even if such authority is provided in the corporation's articles. Consequently, our preferred shares will be issued without par value unless the Board determines to issue preferred shares with par value after having been advised by counsel that it has the authority to do so.

The Articles provide that the voting rights of each preferred share are limited to no more than one vote per share when voting as a class with the common shares, and the preferred shares will not vote as a separate class or series except as required by Ohio law. The Board has represented that it will not issue, without prior shareholder approval, any series of preferred shares for any defensive or anti-takeover purpose, for the purpose of implementing a shareholder rights plan, or with features specifically intended to make any attempted acquisition of the Company more difficult or costly.

The Board will fix the powers, designations, preferences and relative, participating, optional, conversion and other special rights of each series of preferred shares that we offer under this prospectus and any applicable prospectus supplement, and the qualifications, limitations and restrictions of such series, in a certificate of amendment to our Articles relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of amendment to our Articles that describes the terms of the series of preferred shares that we are offering before the issuance of the related series of preferred shares. We will also describe in the applicable prospectus supplement the terms of the series of preferred shares being offered.

The Board may authorize the issuance of preferred shares with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares could have the effect of decreasing the market price of our common shares, restricting our ability to repurchase outstanding common shares, decreasing the amount of earnings and assets available for distribution to holders of our common shares and creating restrictions upon the payment and amount of dividends and other distributions to holders of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of us without further action by our shareholders. When we issue preferred shares under this prospectus and the applicable prospectus supplement, such preferred shares will be fully paid and nonassessable.

As described below under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred shares, elect to offer fractional interests in preferred shares, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred shares.

The transfer agent for any series of preferred shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Ohio Law

Our Articles contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our Board. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our Board. The following provisions of our Articles and Ohio law might have the effect of delaying, deterring or preventing a change in control of us and would operate only with respect to an extraordinary corporate transaction, such as a merger, reorganization, tender offer, sale or transfer of assets or liquidation involving the Company and certain persons described below.

The Ohio General Corporation Law provides that the approval of two-thirds of the voting power of a corporation is required to effect mergers and similar transactions, to adopt amendments to the articles of incorporation of a corporation and to take certain other significant actions. Although under Ohio law the articles of incorporation of a corporation may permit such actions to be taken by a vote that is less than two-thirds (but not less than a majority), our Articles do not contain such a provision. The two-thirds voting requirement tends to make approval of such matters, including further amendments to the Articles, relatively difficult, and a vote of the holders of in excess of one-third of our outstanding common shares would be sufficient to prevent implementation of any of the corporate actions mentioned above.

Ohio Revised Code Section 1701.831 is a “control share acquisition” statute. The control share acquisition statute basically provides that any person acquiring shares of an “issuing public corporation” (which definition we meet) in any of the following three ownership ranges must seek and obtain shareholder approval of the acquisition transaction that first puts such ownership within each such range: (i) more than 20% but less than 33 1/3%; (ii) 33 1/3% but not more than 50%; and (iii) more than 50%.

The purpose of the control share acquisition statute is to give shareholders of Ohio corporations a reasonable opportunity to express their views on a proposed shift in control, thereby reducing the coercion inherent in an unfriendly takeover. The provisions of the control share acquisition statute grant to our shareholders the assurance that they will have adequate time to evaluate the proposal of the acquiring person, that they will be permitted to vote on the issue of authorizing the acquiring person’s purchase in the same manner and with the same proxy information that would be available to them if a proposed merger of the Company were before them and, most importantly, that the interests of all shareholders will be taken into account in connection with such vote and the probability will be increased that they will be treated equally regarding the price to be offered for their common shares if the purchase is approved.

The control share acquisition statute applies not only to traditional offers but also to open market purchases, privately negotiated transactions and original issuances by an Ohio corporation, whether friendly or unfriendly. The procedural requirements of the control share acquisition statute could render approval of any control share acquisition difficult because it must be authorized at a special meeting of shareholders, at which a quorum is present, by the affirmative vote of the majority of the voting power represented and by a majority of the portion of such voting power, excluding interested shares. Any corporate defense against persons seeking to acquire control may have the effect of discouraging or preventing offers which some shareholders might find financially attractive. On the other hand, the need on the part of the acquiring person to convince our shareholders of the value and validity of the offer may cause such offer to be more financially attractive in order to gain shareholder approval.

Ohio Revised Code Chapter 1704 is a “merger moratorium” statute. The merger moratorium statute provides that, unless a corporation’s articles of incorporation or regulations otherwise provide, an “issuing public corporation” (which definition we meet) may not engage in a “Chapter 1704 transaction” for three years following the date on which a person acquires more than 10% of the voting power in the election of directors of the issuing corporation, unless the Chapter 1704 transaction is approved by the corporation’s board of directors prior to such transaction. A person who acquires such voting power is an “interested shareholder,” and “Chapter 1704 transactions” involve a broad range of transactions, including mergers, consolidations, combinations, liquidations, recapitalizations and other transactions between an issuing public corporation and an interested shareholder if such transactions involve 5% of the assets or shares of the issuing public corporation or 10% of its earning power. After the initial three year moratorium, Chapter 1704 prohibits such transactions absent approval by disinterested shareholders or the transaction meeting certain statutorily defined fair price provisions. One significant effect of Chapter 1704 is to encourage a person to negotiate with a corporation’s board of directors prior to becoming an interested shareholder.

Ohio also has enacted Ohio Revised Code Section 1707.043, which provides that a person who announces a control bid must disgorge profits realized by that person upon the sale of any equity securities within 18 months of the announcement.

In addition, Section 1701.59 of the Ohio Revised Code provides that, in determining what a director reasonably believes to be in the best interests of the corporation, such director may consider, in addition to the interests of the corporation’s shareholders, any of the interests of the corporation’s employees, suppliers, creditors and customers, the economy of the State of Ohio and the United States, community and societal considerations and the long-term as well as the short-term interests in the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

The overall effect of these statutes may be to render more difficult or discourage the removal of incumbent management or the assumption of effective control by other persons.

DESCRIPTION OF DEPOSITARY SHARES

For purposes of this section, the terms “we,” “our” and “us” refer only to First Financial and not to its subsidiaries. The following description of the depositary shares representing our preferred shares sets forth certain general terms that may apply to the depositary shares that we may offer under this prospectus. The specific terms of the depositary shares and the related deposit agreement and depositary receipts will be described in the applicable prospectus supplement relating to those depositary shares. We will file forms of the applicable deposit agreement and the depositary receipts as exhibits to the registration statement of which this prospectus is a part or as exhibits to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of the depositary shares and the related deposit agreement and depositary receipts as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

General

We may, at our option, elect to offer fractional preferred shares, rather than full preferred shares. If we exercise this option, we will issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. We will deposit with a depositary (the “preferred stock depositary”) preferred shares of each series represented by depositary shares and enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder’s fractional interest in the preferred shares, to all the rights and preferences of the series of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons purchasing the fractional preferred shares in accordance with the terms of the deposit agreement as described in the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares underlying the depositary shares to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders. The relevant record date for depositary shares will be the same date as the record date for the preferred shares.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders. If the preferred stock depositary determines that it is not feasible to make such distribution, the preferred stock depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

If we offer to the holders of a series of preferred shares represented by the depositary shares any rights, preferences or privileges to subscribe for or purchase any securities, or any other rights, preferences or privileges, the preferred stock depositary will make such rights, preferences or privileges available to the record holders of depositary shares either by the issue of warrants representing such rights, preferences or privileges or by such other method as approved by the preferred stock depositary and us. If the preferred stock depositary determines that such action is not lawful or feasible or if it is instructed by a holder that such holder does not want to exercise such rights, preferences or privileges, it may (with our approval in any case when the preferred stock depositary has determined that it is not feasible to make such rights, preferences or privileges available) sell such rights, preferences or privileges and distribute the net proceeds from such sale to the holders of depositary shares entitled to such proceeds.

Withdrawal

Preferred shares represented by depositary shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the principal office of the preferred stock depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the holder of depositary receipts will receive the appropriate number of preferred shares and any money or property represented by such depositary shares. Only whole preferred shares may be withdrawn; if a holder holds an amount of depositary shares in excess of whole preferred shares, the preferred stock depositary will deliver along with the withdrawn preferred shares a new depositary receipt evidencing the excess number of depositary shares. Except as described in the deposit agreement, holders of withdrawn preferred shares will not be entitled to redeposit such preferred shares or to receive depositary shares for such preferred shares.

Redemption

If we redeem preferred shares held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing the preferred shares so redeemed (provided that we have paid the applicable redemption price for the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption). The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If fewer than all the outstanding depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata (as nearly as may be practicable without creating fractional depositary shares) or as otherwise determined by us.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. The preferred stock depositary will vote the amount of preferred shares represented by the depositary shares in accordance with the holder’s instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to vote such shares. The preferred stock depositary will abstain from voting the amount of preferred shares represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of depositary receipts will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as set forth in the applicable prospectus supplement.

Adjustments

Upon any change in par value or liquidation preference, split-up, combination or any other reclassification of the series of preferred shares represented by the depositary shares, or upon any recapitalization, reorganization, merger or consolidation affecting us or to which we are a party, the preferred stock depositary may in its discretion, with our approval (not to be unreasonably withheld) and instructions, and in such manner as the preferred stock depositary may deem equitable, treat any securities which are received by the preferred stock depositary in exchange for or upon conversion or in respect of such preferred shares as new deposited securities received in exchange for or upon conversion or in respect of such preferred shares and may make such adjustments in the fraction of an interest represented by one depositary share in one such preferred share as may be necessary to fully reflect the effects of such change. With our approval, the preferred stock depositary may execute and deliver additional depositary receipts, or may call for the surrender of all outstanding depositary receipts to be exchanged for new depositary receipts specifically describing such new deposited securities.

Amendment

We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless the holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment. No amendment will impair the right, subject to the exceptions set forth in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended.

Termination

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each series of preferred shares affected by the termination consents to the termination. Upon termination, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole and/or fractional preferred shares represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipt.

In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;
•	there has been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or
•	each related preferred share has been converted into our common shares or other securities which are not represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and charges of the preferred stock depositary in connection with the initial deposit of the preferred shares, the initial issuance of the depositary shares, any redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares. All other transfer, income and other taxes and governmental charges will be at the expense of the holders of depositary receipts. Holders of depositary receipts will also pay such other charges and expenses (i) as are expressly provided in the deposit agreement to be for their accounts and (ii) for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement. If those charges, expenses and taxes have not been paid by the holders of depositary receipts, the preferred stock depositary may refuse to transfer depositary shares or withdraw any preferred shares, withhold dividends and distributions and sell the preferred shares or other property represented by the depositary shares evidenced by the depositary receipts.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the preferred stock depositary. Any such resignation or removal will take effect upon our appointment of a successor preferred stock depositary and its acceptance of such appointment. We must appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal, and any preferred stock depositary must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The preferred stock depositary will forward to holders of depositary receipts any notice, reports and other communications that are delivered to the depositary and that we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred shares.

Limitation of Liability

We will not be liable, nor will the preferred stock depositary be liable, if we or the preferred stock depositary are prevented from or delayed, by law or any circumstances beyond our control, in performing our respective obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (only in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented by depositary shares unless satisfactory indemnity is furnished. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents reasonably believed to be genuine and signed or presented by a proper party.

DESCRIPTION OF WARRANTS

For purposes of this section, the terms “we,” “our” and “us” refer only to First Financial and not to its subsidiaries. The following description of the warrants sets forth general terms that may apply to the warrants that we may offer under this prospectus. The specific terms of any series of warrants and the related warrant agreement (including the form of the warrant certificate) will be described in the applicable prospectus supplement relating to those warrants. We will file the form of the applicable warrant agreement (including the form of the warrant certificate) as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any series of warrants and the related warrant agreement (including the form of the warrant certificate) as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

We may issue warrants in one or more series to purchase debt securities, common shares, preferred shares, depositary shares or units of two or more of those securities. We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants being offered and the applicable warrant agreement (including the form of the warrant certificate), including the following, as may be applicable: the title of the warrants; the total number of warrants to be issued and currently outstanding, if any; the consideration for which we will issue the warrants, including the applicable currency or currencies; anti-dilution provisions to adjust the number of our common shares or other securities to be delivered upon exercise of the warrants; the designation, number or amount and terms of the underlying securities issuable upon exercise of the warrants; the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants, and any provisions for changes to or adjustments in the price; the dates on which the right to exercise the warrants will commence and expire; the procedures and conditions relating to the exercise of the warrants; whether the warrants will be in registered or bearer form; information with respect to book-entry registration and transfer procedures, if any; the minimum or maximum amount of warrants which may be exercised at any one time; the designation and terms of the related securities with which the warrants are issued and the number of warrants issued with each such security; the date, if any, on and after which the warrants and securities issued with the warrants will be separately transferable; a discussion of material United States federal income tax considerations; the identity of the warrant agent; and any other terms of the warrants, including terms, procedures, conditions and limitations relating to the exchange, transfer, redemption and exercise of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise, or to enforce covenants in the applicable indenture. Prior to the exercise of their warrants, holders of warrants exercisable for our common shares, preferred shares or depositary shares will not have any rights of holders of common shares, preferred shares or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase the securities at the exercise price set forth in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date, and in accordance with the procedures, set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants. Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Ohio.

DESCRIPTION OF RIGHTS

For purpose of this section, the terms “we,” “our” and “us” refer only to First Financial and not to its subsidiaries. The following description of the rights sets forth certain general terms that may apply to the rights that we may offer under this prospectus. The specific terms of any rights and the related rights agreement (including the form of rights certificate) will be described in the applicable prospectus supplement relating to those rights. We will file the form of the applicable rights agreement (including the form of rights certificate) as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any rights and the related rights agreement (including the form of rights certificate) as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

We may issue rights to purchase debt securities, common shares, preferred shares or depositary shares that we may offer to our securityholders. The rights may be issued independently or together with any other securities we offer, and may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons may be required to purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates representing the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of any rights being offered and the applicable rights agreement (including the form of the rights certificate), including the following, as may be applicable: the date of determining the securityholders entitled to participate in the rights offering; the consideration for which we will issue the rights; the total number of rights to be issued; the designation, number or amount and terms of the underlying securities issuable upon exercise of the rights; the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of rights, and any provisions for changes to or adjustments in the price; the dates on which the holder’s ability to exercise the rights will commence and expire; the procedures and conditions relating to the exercise of the rights; the extent to which the rights will be transferable; the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; the material terms of any standby underwriting or purchase agreement entered into by us in connection with the rights offering; a discussion of material United States federal income tax considerations applicable to the exercise of the rights; the identity of the rights agent; and any other terms of the rights, including terms, procedures, conditions and limitations relating to the distribution, exchange and exercise of the rights.

Exercise Price

Each right will entitle its holder to purchase the underlying securities at the exercise price set forth in the applicable prospectus supplement. Our Board will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation: our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase securities that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions. The subscription price may or may not reflect the actual or long-term fair value of the securities offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the securities subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights

The manner of exercising rights will be set forth in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will become void and have no value. We will extend the expiration date as required by applicable law and may, in our sole discretion, extend the expiration date. If we elect to extend the expiration date, we will issue a press release announcing such extension prior to the scheduled expiration date.

Fees and Expenses

We will pay all fees charged by the rights agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the rights agent will pay such expenses.

Withdrawal and Termination

We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our Board would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

For purpose of this section, the terms “we,” “our” and “us” refer only to First Financial and not to its subsidiaries. The following description of stock purchase contracts sets forth certain general terms that may apply to the stock purchase contracts that we may offer under this prospectus. The specific terms of any stock purchase contracts will be described in the applicable prospectus supplement relating to the stock purchase contracts. We will file forms of the relevant documents as exhibits to the registration statement of which this prospectus is a part or as exhibits to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any stock purchase contracts as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares, preferred shares or depositary shares at a future date or dates. The price per common share, preferred share or depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

DESCRIPTION OF UNITS

For purpose of this section, the terms “we,” “our” and “us” refer only to First Financial and not to its subsidiaries. We may issue units consisting of one or more debt securities, common shares, preferred shares, depositary shares, warrants, rights, stock purchase contracts or any combination of such securities. The applicable prospectus supplement will describe the terms of any units being offered and the applicable unit agreement (including the form of unit), including the following, as may be applicable: the terms of the units and of the debt securities, common shares, preferred shares, depositary shares, warrants, rights, stock purchase contracts or any combination of such securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately; a discussion of material United States federal income tax considerations applicable to the units; and the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time:

•	to or through underwriters;
•	to or through dealers;
•	through agents;
•	directly to purchasers;
•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;
•	through a dividend, distribution, rights offering, forward contracts or similar arrangements;
•	through a combination of any of these methods of sale; or
•	through any other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold, in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Each time we offer securities under this prospectus, the applicable prospectus supplement will describe the specific plan of distribution and the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any discounts, concessions, commissions, agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;
•	any initial public offering price;
•	any delayed delivery arrangements;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange on which the securities may be listed.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with the underwriters at the time of sale, and we will name the underwriters in the applicable prospectus supplement. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. The underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. The underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with sales to underwriters, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be underwriters within the meaning of the Securities Act, may then resell those securities to the public. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

We may solicit offers to purchase securities directly from the public from time to time. In this case, no underwriters or agents would be involved. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. Such agents may be deemed to be underwriters within the meaning of the Securities Act. The applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any compensation we may pay the agents in connection with that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such direct sales will be described in the applicable prospectus supplement.

We may make direct sales of the securities through subscription rights distributed to our existing securityholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The terms of any such sales or arrangements will be described in the applicable prospectus supplement.

We may authorize underwriters, dealers and agents to solicit from certain types of institutional investors offers to purchase securities under delayed delivery contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

We may authorize one or more “remarketing firms” to sell securities pursuant to a remarketing arrangement upon the purchase of the securities. Remarketing firms will act as principals for their own accounts or as agents for us, and will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities, or otherwise. The applicable prospectus supplement will identify any remarketing firm and describe the terms of its compensation and agreements, if any, with us. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act with respect to the securities they remarket.

Unless the applicable prospectus supplement states otherwise, the securities offered under this prospectus (other than our common shares) will be a new issue of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriters that we use in the sale of offered securities may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying securities in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution has been completed, in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover short positions. These activities may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Any underwriters, dealers or agents participating in the distribution of the offered securities may be deemed to be underwriters under the Securities Act, and any compensation and profits received by such persons upon sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such persons make with respect to these liabilities. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered under this prospectus will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Cincinnati, Ohio. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriter or agents by their own legal counsel.

EXPERTS

The consolidated financial statements of First Financial Bancorp. appearing in First Financial Bancorp.’s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of First Financial Bancorp.’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.